AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


                           DATED AS OF MARCH 27, 2001


                                  by and among


                        ALLBRITTON COMMUNICATIONS COMPANY
                                 as the Borrower

              the financial institutions party hereto as the BANKS


                                       and


                              FLEET NATIONAL BANK,
                                  as the Agent

                                       and

                         DEUTSCHE BANC ALEX. BROWN INC.
                           as the Documentation Agent

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----
Section 1.     DEFINITIONS AND RULES OF INTERPRETATION.........................1
               Section 1.1   Definitions.......................................1
               Section 1.2   Rules of Interpretation..........................15

Section 2.     THE REVOLVING CREDIT FACILITY..................................16
               Section 2.1   Commitment to Lend...............................16
               Section 2.2   Commitment Fee...................................16
               Section 2.3   Reduction of Commitments.........................17
               Section 2.4   The Notes........................................17
               Section 2.5   Requests for Loans...............................18
               Section 2.6   Funds for Loans..................................18
               Section 2.7   Mandatory Repayments and Prepayments of Loans....19
               Section 2.8   Optional Repayments of Loans.....................19

Section 3.     INTEREST; CERTAIN GENERAL PROVISIONS...........................20
               Section 3.1   Interest on Loans; Payment.......................20
               Section 3.2   Interest Period Options..........................20
               Section 3.3   Yield Maintenance................................21
               Section 3.4   Method of Payments...............................21
               Section 3.5   Computations.....................................21
               Section 3.6   Inability to Determine LIBOR Rate................22
               Section 3.7   Illegality.......................................22
               Section 3.8   Additional Costs, Etc............................22
               Section 3.9   Certificate......................................24
               Section 3.10  Capital Adequacy.................................24
               Section 3.11  Late Fee.........................................24
               Section 3.12  Default Rate.....................................24
               Section 3.13  Application of Payments..........................24
               Section 3.14  Payment Date Adjustment..........................24

Section 4.     SECURITY.......................................................25

Section 5.     REPRESENTATIONS AND WARRANTIES.  The Borrower represents and warrants to the Banks as follows:..............................25
               Section 5.1   Corporate Authority..............................25
               Section 5.2   Governmental Approvals...........................26
               Section 5.3   Title to Properties; Leases......................26
               Section 5.4   Financial Statements and Projections.............26
               Section 5.5   No Material Changes, Etc.........................27
               Section 5.6   Franchises, Patents, Copyrights, Etc.............27
               Section 5.7   No Litigation....................................27
               Section 5.8   No Materially Adverse Contracts, Etc.............28

                                      (i)

               Section 5.9   Compliance with Other Instruments, Laws, Etc.....28
               Section 5.10  Tax Status.......................................28
               Section 5.11  No Event of Default..............................28
               Section 5.12  Holding Company and Investment Company Acts......28
               Section 5.13  Certain Transactions.............................28
               Section 5.14  ERISA Compliance.................................29
               Section 5.15  Purpose Credit...................................29
               Section 5.16  Environmental Compliance.........................30
               Section 5.17  Labor and Employment.............................31
               Section 5.18  Capital Structure................................31
               Section 5.19  Disclosure.......................................31
               Section 5.20  License and Approvals............................32
               Section 5.21  Senior Debt......................................32

Section 6.     AFFIRMATIVE COVENANTS OF THE BORROWER..........................33
               Section 6.1   Punctual Payment.................................33
               Section 6.2   Maintenance of Office............................33
               Section 6.3   Records and Accounts.............................33
               Section 6.4   Financial Statements, Certificates and
                             Information......................................33
               Section 6.5   Corporate Existence; Maintenance of Properties...35
               Section 6.6   Insurance........................................35
               Section 6.7   Taxes, Etc.......................................35
               Section 6.8   Inspection of Properties and Books...............36
               Section 6.9   Compliance with Laws, Contracts, Licenses, and
                             Permits..........................................36
               Section 6.10  Pension Plans....................................37
               Section 6.11  Further Assurance................................37
               Section 6.12  Notices38
               Section 6.13  Labor and Employment.............................38
               Section 6.14  Environmental Events.............................38
               Section 6.15  Notification of Claims...........................38
               Section 6.16  Use of Proceeds..................................38
               Section 6.17  Notice of Litigation, Judgment and Material
                             Events...........................................39
               Section 6.18  Identification of Subsidiaries; Provision of
                             Collateral.......................................39
               Section 6.19 Asset Acquisition or Commencement of Material Operations by Allbritton Birmingham Corporation..39

Section 7.     CERTAIN NEGATIVE COVENANTS OF THE BORROWER.....................40
               Section 7.1   Restrictions on Indebtedness.....................40
               Section 7.2   Restrictions on Liens............................41
               Section 7.3   Restrictions on Investments......................43
               Section 7.4   Restricted Payments..............................43
               Section 7.5   Mergers, Acquisitions, Dispositions of Assets....45
               Section 7.6   Sale and Leaseback...............................45
               Section 7.7   Federal Regulations..............................46
               Section 7.8   Restrictions on Ability to Repay Loans...........46
               Section 7.9   Employee Benefit Plans...........................46
               Section 7.10  Compliance with Environmental Laws...............46

                                      (ii)

               Section 7.11  No Amendments, Etc...............................47
               Section 7.12  Capital Stock....................................47

Section 8.     FINANCIAL COVENANTS OF THE BORROWER............................47
               Section 8.1   Consolidated EBITDA to Consolidated Total
                             Interest Expense.................................47
               Section 8.2   Total Leverage Ratio.............................47
               Section 8.3   Senior Leverage Ratio............................48
               Section 8.4   Fixed Charge Coverage............................48

Section 9.     CLOSING CONDITIONS.............................................48
               Section 9.1   Corporate Action.................................48
               Section 9.2   Loan Documents...................................48
               Section 9.3   Opinion of Borrower's Legal Counsel..............48
               Section 9.4   Certified Copies of Charter Documents............49
               Section 9.5   Incumbency Certificate...........................49
               Section 9.6   Good Standing Certificates.......................49
               Section 9.7   UCC Search Results...............................49
               Section 9.8   Pledge Stock or Membership Interests.............49
               Section 9.9   Closing Fee......................................49
               Section 9.10  Consents.........................................49

Section 10.    CONDITIONS TO ALL BORROWINGS...................................50
               Section 10.1  Representations True; No Event of Default........50
               Section 10.2  No Legal Impediment..............................50
               Section 10.3  Governmental Regulation..........................50
               Section 10.4  Proceedings and Documents........................50

Section 11.    EVENTS OF DEFAULT; ACCELERATION................................50
               Section 11.1  Events of Default................................50
               Section 11.2  Remedies.........................................53
               Section 11.3  Distribution of Collateral Proceeds..............53

Section 12.    SETOFF.........................................................54

Section 13.    THE AGENT......................................................55
               Section 13.1  Authorization....................................55
               Section 13.2  Employees and Agents.............................55
               Section 13.3  No Liability.....................................55
               Section 13.4  No Representations...............................55
               Section 13.5  Payments.........................................55
               Section 13.6  Holders of Notes.................................56
               Section 13.7  Indemnity........................................56
               Section 13.8  Agent as Bank....................................56
               Section 13.9  Resignation......................................56

                                     (iii)

Section 14.    EXPENSES.......................................................56

Section 15.    INDEMNIFICATION................................................57

Section 16.    SURVIVAL OF COVENANTS, ETC.....................................57

Section 17.    ASSIGNMENT AND PARTICIPATION...................................57
               Section 17.1  Conditions to Assignment by Banks................57
               Section 17.2  Certain Representations and Warranties;
                             Limitations; Covenants...........................58
               Section 17.3  Register.........................................58
               Section 17.4  New Notes........................................59
               Section 17.5  Participations...................................59
               Section 17.6  Disclosure.......................................59
               Section 17.7  Assignee or Participant Affiliated with the
                             Borrower.........................................60
               Section 17.8  Miscellaneous Assignment Provisions..............60
               Section 17.9  Assignment by Borrower...........................60

Section 18.    NOTICES, ETC...................................................61

Section 19.    GOVERNING LAW..................................................61

Section 20.    HEADINGS.......................................................61

Section 21.    COUNTERPARTS...................................................61

Section 22.    ENTIRE AGREEMENT, ETC..........................................62

Section 23.    WAIVER OF JURY TRIAL...........................................62

Section 24.    CONSENTS, AMENDMENTS, WAIVERS, ETC.............................62

Section 25.    FCC APPROVAL...................................................63

Section 26.    SEVERABILITY...................................................63

Section 27.    CONFIDENTIALITY................................................63

                                      (iv)

                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                 -----------------------------------------------


        This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of the 27th day of March, 2001, by and among ALLBRITTON COMMUNICATIONS COMPANY, a Delaware corporation having its principal place of business at 808 17th Street, N.W., Suite 300, Washington, D.C. 20006 (the "Borrower"), the financial institutions listed on Schedule 1.1 hereto (the "Banks"), FLEET NATIONAL BANK (f/k/a BankBoston, N.A.), as agent for the Banks (the "Agent"), and DEUTSCHE BANC ALEX. BROWN INC., as Documentation Agent (the "Documentation Agent").

Section 1.      DEFINITIONS AND RULES OF INTERPRETATION.

        Section 1.1     Definitions.

        The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

        ACC 8 7/8% Senior Subordinated Notes. The 8 7/8% Senior Subordinated Notes due February 1, 2008 of the Borrower issued pursuant to the ACC 8 7/8% Senior Subordinated Indenture.

        ACC 8 7/8% Senior Subordinated Indenture. The Indenture, dated January 22, 1998, by and among the Borrower and State Street Bank and Trust Company, as Trustee, governing the ACC 8 7/8% Senior Subordinated Notes.

        ACC 9.75% Senior Subordinated Debentures. The 9.75% Subordinated Debentures due November 30, 2007 of the Borrower issued pursuant to the ACC 9.75% Subordinated Indenture.

        ACC 9.75% Senior Subordinated Indenture. The Indenture, dated February 6, 1996, by and among the Borrower and State Street Bank and Trust Company, as Trustee, governing the ACC 9.75% Subordinated Debentures.

        Affiliate. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

        Agent. Fleet National Bank acting as agent for the Banks.

        Agent's Special Counsel. Goodwin Procter LLP of Boston, Massachusetts, or such other counsel as may be approved by the Agent.

        Alternate Base Rate. The higher of (a) the annual rate of interest announced from time to time by the Agent at its head office in Boston, Massachusetts as its "prime rate" and (b) the Federal Funds Rate plus one-half of one percent (0.5%).

        Applicable Law. Means and includes statutes and rules and regulations thereunder and interpretations thereof by any Governmental Authority charged with the administration or the interpretation thereof, and orders, requests, directives, instructions and notices of any Governmental Authority.

        Applicable Margin. With respect to any fiscal quarter of the Borrower, the applicable percentage set forth below opposite the Total Leverage Ratio determined for the most recently ended fiscal quarter for which the Borrower has delivered financial statements pursuant to Section 6.4(a) or (b):

                                                                    Alternate
                                              LIBOR                  Base Rate
              Total                         Applicable              Applicable
          Leverage Ratio                      Margin                  Margin
          --------------                      ------                  ------

          Greater than or                      2.500%                  1.250%
          equal to 6.0:1.0

          Less than 6.0:1.0                    2.250%                  1.000%
          but Greater than
          or equal to 5.5:1.0

          Less than 5.5:1.0                    2.000%                  0.750%
          but greater than
          or equal to 5.0:1.0

          Less than 5.0:1.0                    1.750%                  0.500%
          but greater than
          or equal to 4.5:1.0

          Less than 4.5:1.0                    1.500%                  0.250%


provided, that if the Borrower's financial statements are not furnished to the Banks pursuant to Section 6.4(a) or (b) hereof within five (5) Business Days after the relevant period of time specified in Section 6.4, the Applicable Margin with respect to all Loans shall be 2.500% (or 1.250%, for Base Rate Loans) during the period commencing on the date such statements are due and (provided that such financial statements are subsequently furnished to the Banks) ending on the date two (2) days following the delivery to the Agent of the financial statements to be furnished pursuant to Section 6.4(a) or (b) for the appropriate period.

        Approval. Relative to the Borrower and its Subsidiaries, each approval, consent, filing or registration by or with any Governmental Authority or any creditor or shareholder of the Borrower or any of its Subsidiaries necessary to authorize or permit the execution, delivery or performance by the Borrower or any such Subsidiary of this Credit Agreement or any Security Document to which the Borrower or such Subsidiary is a party or the validity or enforceability of the Credit Agreement or any such Security Document against the Borrower or any such Subsidiary.

        Assignment and Acceptance.  See Section 17.1.

        Balance Sheet Date.  September 30, 2000.


        Banks. The financial institutions listed on Schedule 1.1, and any of their successors and assigns.

        Base Rate Loans. All Loans interest in respect of which is determined with reference to the Alternate Base Rate.

        Borrower.  Allbritton Communications Company, a Delaware corporation.


        Business Day. Any day on which banking institutions in Boston, Massachusetts and New York, New York are open for the transaction of banking business.

        Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises, licenses and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

        Capital Expenditures. Amounts paid or indebtedness incurred by the Borrower or any of its Subsidiaries in connection with the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP.

        Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

        CERCLA.  See Section 5.16.

        Change of Control. Shall mean (a) any transaction (including a merger or consolidation) the result of which is that any Person other than Joe L. Allbritton, all other persons to whom Joe L. Allbritton is related by blood, adoption or marriage, all trusts solely for the benefit of one or more of the Persons described in the foregoing clauses, and all charitable trusts or not-for-profit corporations formed by Joe L. Allbritton under and described in
Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, (the "Principals") acquires, directly or indirectly, more than fifty percent (50%) of the total voting power of all classes of voting stock of Borrower, (b) any transaction (including a merger or consolidation) the result of which is that any Person other than a Principal has a sufficient number of its or their nominees elected to the Board of Directors of Borrower or any entity directly or indirectly controlling Borrower such that such nominees so elected (whether new or continuing as directors) shall constitute a majority of the Board of Directors of Borrower or such entity, as the case may be, or (c) the sale of more than fifty percent (50%) of the capital stock or assets of Borrower to any Person other than a Principal, as an entirety or substantially as an entirety in one transaction or a series of related transactions or (d) the sale of the broadcasting property known as of the date hereof as WJLA-TV.

        Closing Date.  March 27, 2001.

        Closing Fee.  Section See 9.9.

        Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.

        Commitment. With respect to each Bank, the amount set forth in the column labeled Commitment opposite such Bank's name on Schedule 1.1 hereto, as the same may be reduced from time to time.

        Commitment Fee.  See Section 2.2.

        Commitment Percentage. With respect to each Bank, the percentage set forth opposite such Bank's name on Schedule 1.1 thereto, as the same may be amended.

        Communications Act. The Federal Communications Act of 1934, as amended, and the rules and regulations of the FCC thereunder as in effect from time to time.

        Communications Regulatory Authority. Any communications regulatory commission, agency, department, board or authority (including, without limitation, the FCC).

        Compliance Certificate.  See Section 6.4 (c)

        Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.

        Consolidated EBITDA. For any period, an amount equal to (a) the sum of
(i) Consolidated Net Income for such period, plus (ii) depreciation, amortization and all other non-cash charges for such period, plus (iii) to the extent deducted in the calculation of Consolidated Net Income, Consolidated Total Interest Expense and income taxes paid or payable for such period, plus
(iv) extraordinary losses less (b) extraordinary gains for such period, determined in accordance with GAAP, to the extent not deducted in the calculation of Consolidated Net Income.

        For purposes of determining the Consolidated EBITDA of the Borrower and its Subsidiaries for any period, there shall be excluded from Consolidated EBITDA all EBITDA attributable to any Station or other property sold or disposed of by the Borrower and its Subsidiaries other than in the ordinary course of business during such period as if such Station or other property were not owned at any time by the Borrower and its Subsidiaries during such period.

        For purposes of determining "EBITDA" for any period during which a Permitted Acquisition is consummated, EBITDA shall be adjusted in accordance with Regulation S-X (a) to give effect to the consummation of a Permitted Acquisition on a pro forma basis as if such Permitted Acquisition occurred on the first day of such period and (b) to reflect certain expense deductions in connection with such Permitted Acquisition reasonably acceptable to the Agent.

        For all purposes of this Credit Agreement, the "EBITDA" of the Borrower or attributable to any Station or other property for any period shall be determined in a manner consistent in all relevant respects with the method used to determine Consolidated EBITDA, but on a non-consolidated basis. The determination of the "EBITDA" of any Station shall account for only those items included in the definition of Consolidated EBITDA that are directly attributable to such Station and the operation thereof and shall not include, for any period prior to the acquisition by the Borrower or any Subsidiary of any Station, any corporate overhead or similar charges of the prior owner of such Station.

        Consolidated Excess Cash Flow. With respect to the Borrower and its Subsidiaries and any particular fiscal period, an amount equal to (a) Consolidated EBITDA (without taking account of any adjustments required by the second paragraph and the third paragraph of the definition thereof) for such period, less (b) the sum of (i) Consolidated Total Interest Expense for such period, plus (ii) any mandatory scheduled repayments of principal on any Indebtedness (other than Indebtedness in respect of the Loans) of the Borrower or any of its Subsidiaries paid or due and payable during such period, other than (A) any repayment of principal of any Indebtedness from the proceeds of Indebtedness permitted hereby, and (B) any repayments of principal of Indebtedness from the proceeds of any sale of assets to the extent that the gain from any such sale is not included in Consolidated Net Income pursuant to clause
(a) of the definition thereof, plus (iii) any repayments of principal of the Loans during such period, but only to the extent that such repayments were (A) required to reduce the outstanding principal of the Loans to the amount of the Total Commitment, or (B) accompanied by corresponding permanent reductions in the Total Commitment, plus (iv) cash payments made during such period on account of Capital Expenditures (excluding Capital Expenditures financed from the proceeds of permitted Indebtedness or insurance or through Capitalized Leases), plus (v) federal and state income taxes paid during such period.

        Consolidated Net Income. For any period, the net income of the Borrower and its Subsidiaries for such period, after deduction of all expenses, taxes, and other proper charges for such period, determined on a consolidated basis in accordance with GAAP, after eliminating therefrom (a) all extraordinary nonrecurring gains or losses, including, without limitation, any gains (or losses) from any Sale of any Station or other assets, and (b) non-cash dividends or non-cash distributions from Investments, but without any reduction on account of any minority interest in a Majority-Owned Subsidiary.

        Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or payable in cash by the Borrower or any of its Subsidiaries during such period on all Funded Debt of the Borrower or any of its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including Commitment Fees payable pursuant to Section 2.2.

        For purposes of determining the Consolidated Total Interest Expense for any period any acquisition or Sale of any Station or other property of the Borrower or any of its Subsidiaries which occurred during such period as permitted pursuant to Section 7.5 shall be deemed to have occurred immediately prior to such period and Consolidated Total Interest Expense shall be determined as if (a) any Indebtedness incurred in connection with such acquisition or repaid in connection with such Sale (other than any such repayment of Loans if such repayment was not accompanied by a simultaneous reduction in like amount of the Total Commitment) was incurred or repaid, as the case may be, immediately prior to such period and (b) the interest rate payable with respect to any increase in Indebtedness in connection with such acquisition which was outstanding during all or any part of such period was at all times equal to the rate of interest payable with respect to such Indebtedness on the last day of the period for which Consolidated Total Interest Expense is to be determined or, if earlier, the last day on which such Indebtedness was outstanding.

        Continuation or Conversion Notice. A notice given by the Borrower to the Agent in accordance with Section 3.2 pursuant to which the Borrower notifies the Agent of its election to continue a LIBOR Loan for a particular Interest Period, or to convert any Base Rate Loans to LIBOR Loans for a particular Interest Period.

        Credit Agreement. This Amended and Restated Revolving Credit Agreement, including the Schedules and Exhibits hereto.

        Default.  See Section 11.

        Documentation Agent.  Deutsche Banc Alex. Brown Inc..

        Dollars.  Dollars in lawful currency of the United States of America.

        Drawdown Date. The date on which any Loan is made or is to be made in accordance with Section 2.1.

        Eligible Assignee. Any bank, insurance company, commercial finance company or other financial institution approved, in each case, by the Borrower and the Agent, such approval not to be unreasonably withheld.

        Environmental Laws.  See Section 5.16.

        ERISA.  The Employee Retirement Income Security Act of 1974, as amended.

        ERISA Affiliate. Any Person which is considered a single employer with the Borrower under Section 4001(b) of ERISA or part of the same "controlled group" as the Borrower for purposes of Section 302(d)(8)(c) of ERISA.

        ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived by the regulations thereunder, or an event or condition which presents a material risk of a plan termination or any other event that may cause the Borrower or an ERISA Affiliate to incur liability or have a lien imposed on its assets under Title IV of ERISA.

        Escrow Proceeds. Proceeds released from escrow under the Pledge and Escrow Agreement.

        Event of Default.  See Section 11.

        FCC. The United States Federal Communications Commission (or any successor agency, commission, bureau, department or other political subdivision of the United States).

        FCC License. Any radio, television or other license, permit, certificate of compliance, franchise, approval or authorization granted or issued by the FCC.

        Federal Funds Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, of the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

        Fixed Charges. With respect to any date of determination, the sum of (i) Total Debt Service, plus (ii) Capital Expenditures (excluding Capital Expenditures financed from the proceeds of permitted Indebtedness or insurance or through Capitalized Leases) made by the Borrower and its Subsidiaries during the period of four (4) consecutive fiscal quarters immediately preceding such date of determination, plus (iii) the aggregate amount of cash taxes paid by the Borrower and its Subsidiaries during the period of four (4) fiscal quarters ended on such date of determination, after excluding therefrom cash taxes paid during such period with respect to the gain from any Sale of one or more Stations during such period or any prior period.

        Fleet.  Fleet National Bank, in its individual capacity.

        Funded Debt. In relation to any Person at any time, all Indebtedness for borrowed money (including all notes payable and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid) of such Person, all guaranty or other contingent obligations of such Person in respect of any such Indebtedness of any other Person, the liquidation value of all preferred stock at such time (other than any preferred stock which is not redeemable at the option of the holder), all obligations of such Person constituting Capitalized Lease Obligations and all obligations of such Person for the deferred purchase price of property or services (except, in any event, trade payables, payment obligations in respect of film license contracts of any Station, in each case arising in the ordinary course of business, and obligations under leases which do not constitute Capitalized Lease Obligations).

        GAAP. Generally accepted accounting principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors in effect for the fiscal year ended on the Balance Sheet Date, and to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date.

        Governmental Authority. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

        Guaranty Agreement. The Guaranty Agreement substantially in the form of Exhibit H attached hereto, to be executed and delivered to the Agent by the Subsidiaries on the Closing Date and as otherwise required hereunder.

        Guaranteed Pension Plan. Any pension plan maintained by the Borrower or any ERISA Affiliate, or to which the Borrower or any ERISA Affiliate contributes, that is subject to Title IV of ERISA or Section 412 of the Code or
Section 302 of ERISA.

        Hazardous Substances.  See Section 5.16.

        Indebtedness. All obligations, contingent and otherwise, that in accordance with GAAP would be classified upon the obligor's balance sheet as liabilities, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all redemption obligations in respect of any redeemable preferred stock (calculated at the liquidation value thereof); and (d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

        Interest Payment Date. As to any Loan in respect of which the Interest Period is (i) three (3) months or less, the last day of such Interest Period and
(ii) more than three (3) months, the date that is three (3) months from the Drawdown Date thereof and the last day of such Interest Period.

        Interest Period. With respect to each LIBOR Loan, (a) initially, the period commencing on the date such Loan is made and ending on the last day of a period of either one (1), three (3) or six (6) months as selected by the Borrower in a Loan Request for any LIBOR Loan, and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Continuation Notice; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                        (i) if any Interest Period with respect to a LIBOR Loan
                would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

                        (ii) any Interest Period that begins on the last LIBOR
                Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

                        (iii) the Borrower may not select an Interest Period for
                any LIBOR Loan that would extend beyond the scheduled Maturity Date.

        Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock, partnership or membership interests, or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness) or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be deducted in respect of each such Investment any cash amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

        LIBOR. The term "LIBOR" shall mean, as applicable to any LIBOR Loan, the rate per annum as determined on the basis of the offered rates for deposits in Dollars, for a period of time comparable to such LIBOR Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) LIBOR Business Days preceding the first day of such LIBOR Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such LIBOR Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) LIBOR Business Days preceding the first day of such LIBOR Loan as selected by the Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two (2) LIBOR Business Days preceding the first day of such LIBOR Loan. In the event the Agent is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of the Agent or any Bank, then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

        LIBOR Business Day. Any day on which banking institutions in Boston, Massachusetts and New York, New York are open for the transaction of banking business and the day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London.

        LIBOR Lending Office. Initially, the office of each Bank designated as such on Schedule 1.1(a) hereto and, thereafter, such other office of such Bank, if any, that shall be making or maintaining Loans.

        LIBOR Loans. All Loans interest in respect of which is determined with reference to the LIBOR.

        Loans. Collectively, the loans advanced to the Borrower by the Banks pursuant to this Credit Agreement.

        Loan Documents. This Credit Agreement, the Notes, the Guaranty Agreements and the Security Documents.

        Loan Request.  See Section 2.5.

        Majority Banks. As of any date, the Banks holding at least sixty-six and two thirds percent (66.667%) of the outstanding principal amount of the Notes on such date, and if no such principal is outstanding, the Banks whose aggregate Commitments constitute at least sixty-six and two thirds percent (66.667%) of the Total Commitment.

        Majority-Owned Subsidiaries. Collectively, (i) Harrisburg Television, Inc. and (ii) TV Alabama Inc.

        Maturity Date. March 27, 2006, or such earlier date on which the outstanding Loans hereunder are declared due and payable pursuant to the terms of this Credit Agreement or on which the Total Commitment is terminated.

        Moody's.  Moody's Investors Service, Inc.

        Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by any of the Borrowers or any ERISA Affiliate.

        Net Debt Proceeds. With respect to the issuance of any instruments or other securities evidencing Indebtedness of the Borrower or any of its Subsidiaries that is permitted by this Agreement, the gross amount of cash proceeds received by the Borrower or any of its Subsidiaries in respect of such issuance, less (to the extent applicable and without duplication) reasonable sales and underwriting commissions, investment banking, accounting and legal fees and disbursements, and printing expenses and governmental fees incurred in connection with such issuance and payable by the issuer of such instruments or other securities.

        Net Disposition Proceeds. One hundred percent (100%) of the cash proceeds from any Sale of assets or other property other than any Sale of assets or other property permitted by Section 7.5(b), less to the extent applicable and without duplication (a) customary and reasonable amounts paid or payable in respect of brokerage fees incurred by the Borrower or any of its Subsidiaries in connection with such Sale, (b) other reasonable transaction costs incurred by the

Borrower or any of its Subsidiaries in connection with such Sale, and (c) sales or other gross receipts, income, or property transfer taxes, payable in cash by the Borrower or any of its Subsidiaries relating to such Sale; provided, that Net Disposition Proceeds shall not include the first $500,000 of such proceeds received by the Borrower and its Subsidiaries in any calendar year. If the Borrower or any of its Subsidiaries receives any promissory notes or other instruments as part of the consideration for such Sale or if payment in cash of any portion of the consideration for such Sale is otherwise deferred, Net Disposition Proceeds shall (to the extent such cash payments would constitute Net Disposition Proceeds hereunder) be deemed to include any cash payments in respect of such notes or instruments or otherwise deferred portion of such consideration when and to the extent received by such Person. If the Borrower or any of its Subsidiaries receives any property (other than cash) as part of the consideration for any Sale, Net Disposition Proceeds from such Sale shall (to the extent such cash payments would constitute Net Disposition Proceeds hereunder) be deemed to include any cash payments in respect of such property when and to the extent received by such Person.

        Net Insurance Proceeds. The aggregate amount of proceeds received by the Borrower or any of its Subsidiaries in excess of $500,000 from any claim under a property or casualty insurance policy in connection with any property or casualty damage or loss, provided, that, so long as no Default or Event of Default has occurred and is continuing, such proceeds may be used within three hundred sixty four (364) days after receipt to repair or replace the property damaged or otherwise to acquire assets useful in the business of the Borrower or any of its Subsidiaries.

        Net Securities Proceeds. With respect to the issuance by the Borrower or any of its Subsidiaries of any capital stock or partnership or membership interests, as applicable, (other than the issuance and sale by the Borrower of capital stock of the Borrower to Joe L. Allbritton or any Person of which Joe L. Allbritton owns, directly or indirectly, 100% of the outstanding capital stock or partnership or membership interests, as applicable, and the issuance and sale by any Subsidiary of the Borrower of capital stock or partnership or membership interests, as applicable, of such Subsidiary to the Borrower or to any other Subsidiary of the Borrower), the gross amount of cash consideration payable to or receivable by the Borrower or any of its Subsidiaries in respect of such issuance, less (to the extent applicable and without duplication) reasonable sales and underwriting commissions, investment banking, accounting and legal fees and disbursements, printing expenses, rating agency, stock exchange, trustee fees and similar reasonable and customary fees, and any governmental fees incurred in connection with such issuance and payable by the issuer of such capital stock or partnership or membership interests, as applicable. If the Borrower or any of its Subsidiaries receives any property (other than cash) as part of the consideration for any such issuance, Net Securities Proceeds shall be deemed to include any cash payments in respect of such property when and to the extent received by the Borrower or any of its Subsidiaries.

        Note Record. The grid attached to a Note, or the continuation of such grid, or any other similar record maintained by the Bank holding such Note with respect to any Loan.

        Notes. The promissory notes issued pursuant to Section 2.4 of this Credit Agreement evidencing the Loans.

        Obligations. All indebtedness, obligations and liabilities of the Borrower and its Subsidiaries to the Agent and/or the Banks, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of the Loans.

        Outstanding or outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

        PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

        Permitted Acquisition. Any acquisition of a Station by the Borrower or any of its Subsidiaries so long as, in each case:

                (a) on or prior to the closing date of such acquisition, the Borrower shall have delivered to the Agent and the Banks a certificate of the President or Chief Financial Officer stating that, based on, among other things, operating and financial projections and pro-forma financial statements delivered to the Agent and the Banks and certified by the President or Chief Financial Officer of the Borrower as being consistent with historical results and results which can be expected for the future, immediately after giving effect to the Permitted Acquisition (including the making of any Loans and the incurrence or assumption of any Indebtedness in connection with such Permitted Acquisition) all covenants contained herein will be satisfied on a pro forma basis through the period ending twelve months after the date of the Permitted Acquisition;

                (b) no Default or Event of Default is continuing immediately prior to such Permitted Acquisition, and no Default or Event of Default would result therefrom; and

                (c) if such Permitted Acquisition will be made through a new Subsidiary of the Borrower, the Borrower shall (i) have pledged the capital stock or partnership or membership interests, as applicable, of such Subsidiary to the Agent pursuant to the Pledge Agreement and (ii) promptly cause the Subsidiary to guaranty the Obligations of the Borrower under the Loan Documents pursuant to a guaranty agreement substantially in the form of the Guaranty Agreement.

        Permitted Dispositions. Means the sale or transfer by the Borrower, directly or indirectly through one or more of its Subsidiaries, from time to time, of shares of capital stock or units of partnership or membership interests, as applicable, of any of its Subsidiaries (other than Majority-Owned Subsidiaries) representing in the aggregate twenty percent (20%) or less of the outstanding capital stock or units of partnership or membership interests of any such Subsidiary.

        Permitted Liens. Liens, security interests and other encumbrances permitted by Section 7.2.

        Permitted Refinancing Indebtedness. Any renewals, extensions, substitutions, refinancings or replacements of the Subordinated Debt Documents, including any successive extensions, renewals, substitutions, refinancings or replacements so long as (i) the Maturity of such Indebtedness is not earlier than six months after the Maturity Date, (ii) the new Indebtedness shall have terms and conditions of default which are no more restrictive than those set forth in the Subordinated Debt Documents, (iii) the new Indebtedness shall have the same terms and conditions of subordination as set forth in the Subordination Documents, (iv) the rate of interest payable on such Indebtedness shall not exceed the rate of interest currently payable under the Subordinated Debt Documents, and (v) the aggregate amount of Indebtedness represented thereby is not increased by such renewal, extension, substitution, refinancing or replacement (other than to finance reasonable finance fees, pre-payment premiums and expenses associated with such refinancing) provided, that, upon Agent's and Majority Banks' consent, the aggregate amount of such Indebtedness may be increased, provided, further, that concurrently with the incurrence of such Indebtedness the aggregate amount of Indebtedness which Borrower or any of its Subsidiaries may incur for Permitted Acquisition pursuant to Section 7.1(k)(ii)(B) shall be reduced by the amount of any such increase in Indebtedness hereunder.

        Person. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

        Pledge Agreement. The Amended and Restated Pledge Agreement, substantially in the form of Exhibit D attached hereto, to be executed and delivered to the Agent by Allbritton Group, Inc., the Borrower and certain of its Subsidiaries on the Closing Date.

        Proceeds. Collectively, Net Debt Proceeds, Net Disposition Proceeds, Net Insurance Proceeds, and Net Securities Proceeds.

        Projections.  See Section 5.4.2.

        Proprietary Rights.  See Section 5.6.

        Real Estate. All real property at any time owned or leased by the Borrower or any of its Subsidiaries.

        Register.  See Section 17.3.

        Reserve Percentage. Reserve Percentage shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

        Restricted Payments. In relation to the Borrower or any of its Subsidiaries,

                (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock or units of partnership or membership interests of a limited liability company, as applicable, of such Person, other than dividends payable solely in shares of common stock or units of partnership or membership interests of a limited liability company, as applicable, of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock or units of partnership or membership interests of a limited liability company, as applicable, of such Person, directly or indirectly through a Subsidiary or otherwise; the return of capital by such Person to its shareholders or other equity holders as such; or any other distribution on or in respect of any shares of any class of capital stock or units of partnership or membership interests of a limited liability company, as applicable, of such Person;

                (b) any payment or prepayment by such Person (whether of principal, premium, interest or other sum) of or on account of, any payment or other distribution on account of the redemption, repurchase, defeasance, retirement or other acquisition for value of, or any sinking fund payment in respect of Indebtedness of such Person which is subordinated to the Obligations; and

                (c) any loan or advance by such Person to, or any other Investment by such Person in, any Affiliate of such Person (other than the Borrower or any of its Subsidiaries); and

                (d) any other payment or distribution (whether by cash, obligations, securities or other property) to any Affiliate of such Person (other than the Borrower or any of its Subsidiaries).

For purposes of this Credit Agreement and the other Loan Documents, the term "Restricted Payments" shall not include any salaries, bonuses, advances or other compensation to employees made by the Borrower or any of its Subsidiaries in the ordinary course of its business, any payments in respect of transactions described in any of clauses (1) through (6) of the last sentence of Section 4.11 of the ACC 9.75% Senior Subordinated Indenture and clauses (1) through (5) of the last sentence of Section 4.11 of the ACC 8.875% Senior Subordinated Indenture as in effect on the date hereof or any Investment permitted by Section 7.3(k).

        S&P.  Standard & Poor's Credit Market Services.

        Sale. Any sale, transfer or other disposition of assets or other property, including by means of simultaneous exchange of Stations.

        Security Documents. The Pledge Agreement, and all other instruments that shall from time to time be identified by the Agent and the borrower as Security Documents.

        Senior Debt. In relation to any Person at any time, the aggregate amount of Consolidated Funded Debt less Indebtedness outstanding under the Subordinated Debt Documents and any refinancing thereof, or any other subordinated Indebtedness incurred pursuant to Section 7.1 herein.

        Station. All licenses, franchises and permits (including all FCC Licenses) issued under federal, state or local laws from time to time which authorize a Person to receive or distribute, or both, over the airwaves, audio and visual, radio or microwave signals within a geographic area for the purpose of providing commercial broadcasting of television or radio entertainment, together with all property owned or used in connection with the entertainment provided pursuant to, and all interests of such Person to receive revenues from any other Person which derives revenues from or pursuant to, said licenses, franchises and permits.

        Subordinated Debt Documents. Collectively, the ACC 9.75% Senior Subordinated Indenture, the ACC 9.75% Senior Subordinated Debentures, the Pledge and Escrow Agreement, the ACC 8.875% Senior Subordinated Indenture and the ACC 8.875% Senior Subordinated Notes.

        Subsidiary. Any corporation, limited liability company, as applicable, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

        Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

        Total Debt. All Funded Debt of the Borrower (including capitalized leases) and its Subsidiaries on a consolidated basis.

        Total Debt Service. Interest payments plus scheduled principal payments with respect to Funded Debt of the Borrower and its Subsidiaries.

        Voting Stock. Stock, partnership or membership interests, or similar interests of any class or classes (however designated) the holders of which are at the time entitled, as such holders, to vote for the election of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

        Section 1.2    Rules of Interpretation.

                (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                (b) The singular includes the plural and the plural includes the singular.

                (c) A reference to any law includes any amendment or modification to such law.

                (d) A reference to any Person includes its permitted successors and permitted assigns.

                (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

                (f) The words "include", "includes" and "including" are not limiting.

                (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in Massachusetts, have the meanings assigned to them therein.

                (h) Reference to a particular "Section" refers to that section of the agreement in which such reference appears unless otherwise indicated.

                (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to the agreement in which they appear as a whole and not to any particular section or subdivision of that agreement unless otherwise specifically indicated.

                (j) The Section references and defined terms set forth in parentheticals at the end of certain definitions in Section 1.1 are intended for convenience of reference only to cite to other sections of this Credit Agreement where such terms are used and shall not define or limit the defined terms set forth in Section 1.1.

Section 2.     THE REVOLVING CREDIT FACILITY.

        Section 2.1 Commitment to Lend. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the date of this Credit Agreement and the Maturity Date such sums as requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts then being requested) at any one time equal to such Bank's Commitment, provided that the sum of the outstanding amount of the Loans (after giving effect to all amounts then being requested) shall not at any time exceed the Total Commitment, upon notice by the Borrower to the Agent given in accordance with Section 2.5. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Loan shall constitute a representation by the Borrower that the conditions set forth in
Section 9 and Section 10, in the case of the initial Loans to be made on the Closing Date, and Section 10, in the case of all other Loans, have been satisfied on the date of such request.

        Section 2.2 Commitment Fee. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages, a Commitment Fee on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Total Commitment exceeds the outstanding amount of Loans during such calendar quarter. The Commitment Fee shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 in each calendar year, commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate and shall be determined as follows:


            Usage                           Fee
            -----                           ---

       Greater than 50%                    0.5%

  Greater than 25% and less                0.62%
     than or equal to 50%

  Less than or equal to 25%                0.75%



        Section 2.3    Reduction of Commitments.

                (a) Optional Reduction of Commitments. The Borrower shall have the right at any time and from time to time upon three (3) Business Days' written notice to the Agent to reduce by $500,000 or an integral multiple thereof or terminate entirely the unborrowed portion of the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. No reduction of the Commitments of the Banks may be reinstated.

                (b) Mandatory Reduction of Commitment. Simultaneously with any receipt by the Borrower or any of its Subsidiaries of any Proceeds, if an Event of Default has occurred and is continuing, the Total Commitment shall be reduced by the amount of such Proceeds.

        Section 2.4    The Notes.

                (a) The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Note"), dated the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a face amount equal to such Bank's Commitment. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of receipt of any payment of principal on such Bank's Note, an appropriate notation reflecting such payment on the Note Record attached to such Bank's Note. The outstanding amount of the Loans set forth on such Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

                (b) Upon receipt of an affidavit of an officer of any Bank as to the loss, theft, destruction or mutilation of any Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of any such Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

        Section 2.5 Requests for Loans. The Borrower shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Loan requested hereunder (a "Loan Request") no later than 11:00 a.m. (Boston time) at least three (3) LIBOR Business Days prior to the proposed Drawdown Date of any Loan. Each such notice shall specify (i) the principal amount of the Loan requested, (ii) the proposed Drawdown Date of such Loan, (iii) whether such Loan shall initially be a Base Rate Loan or a LIBOR Loan and (iv) the Interest Period for such Loan (if such Loan shall be a LIBOR Loan). Promptly upon receipt of any such Loan Request, the Agent shall notify each of the Banks of the substance thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof.

        Section 2.6    Funds for Loans.

                (a) Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Loan, each of the Banks, severally, will make available to the Agent, at its head office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loan. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 9 and 10 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make the aggregate amount of such Loan available to the Borrower. The failure or refusal of any Bank to make available to the Agent at the aforesaid time on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of its Commitment Percentage of any requested Loan.

                (b) The Agent may (unless notified to the contrary by any Bank prior to a Drawdown Date) assume that each Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Loan to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount advanced by the Agent on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount equal to such Bank's Commitment Percentage of such Loan, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loan shall become immediately available to the Agent, and the denominator of which is three hundred and sixty-five
        (365). A statement of the Agent submitted to any Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Loan is not made available to the Agent by such Bank within three (3) Business Days of such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Loan made on such Drawdown Date.

        Section 2.7    Mandatory Repayments and Prepayments of Loans.

                Section 2.7.1 The Borrower promises to pay the outstanding amount of all Loans on the Maturity Date.

                Section 2.7.2 If at any time the sum of the outstanding amount of the Loans exceeds the Total Commitment, then the Borrower shall immediately repay principal of the Loans in an amount equal to the amount of such excess.

                Section 2.7.3 Concurrently with the receipt by the Borrower or any of its Subsidiaries of any Proceeds, if a Default or Event of Default has occurred and is continuing, the Borrower shall prepay principal of the Loans in an amount equal to the amount of such Proceeds.

                Section 2.7.4 Intentionally omitted.

                Section 2.7.5 Each prepayment of the Loans pursuant to this
Section 2.7 shall be accompanied by the payment of accrued interest on principal of the Loans prepaid, together with any amounts required by Section 3.3 in respect of such prepayment. Each such prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior repayments or prepayments not exactly in proportion.

        Section 2.8 Optional Repayments of Loans. The Borrower shall have the right, at its election, to repay the outstanding amount of any Loans, as a whole or in part, at any time without penalty or premium; provided that in the case of any full or partial prepayment of the outstanding amount of any LIBOR Loans such prepayment shall occur only on the last day of an Interest Period for such LIBOR Loan and if such prepayment is made prior to the end of the Interest Period applicable thereto, the Borrower shall be obligated to reimburse the Banks in respect thereof pursuant to Section 3.3. The Borrower shall give the Agent at least three (3) Business Days' notice of any proposed repayment of Loans, in each case specifying the proposed date of repayment and the principal amount to be paid, which notice, if not in writing, shall be promptly confirmed in writing. Each such partial payment of Loans shall be in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof. Each repayment pursuant to this Section 2.8 shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment. Each such partial repayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior repayments or prepayments not exactly in proportion.

Section 3.     INTEREST; CERTAIN GENERAL PROVISIONS.

        Section 3.1    Interest on Loans; Payment.

                (a) LIBOR Loans. Except as otherwise increased pursuant to
        Section 3.11 hereof, the outstanding amount of each LIBOR Loan shall bear interest during each Interest Period relating thereto at a rate per annum equal to the LIBOR rate determined for such Interest Period plus the Applicable Margin in effect for such Interest Period. The Borrower absolutely and unconditionally promises to pay interest on each LIBOR Loan in arrears on each Interest Payment Date with respect thereto.

                (b) Base Rate Loans. Except as otherwise increased pursuant to
        Section 3.11 hereof, the outstanding amount of each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate in effect from time to time, plus the Applicable Margin in effect from time to time. The Borrower absolutely and unconditionally promises to pay interest on each Base Rate Loan in arrears on each March 31, June 30, September 30 and December 31, and on the Maturity Date.

                (c) If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by any Bank as compensation for fees, services or expenses incidental to the making, negotiating or collection of the loan evidenced hereby, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by any Bank to Borrower under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Credit Agreement shall be governed by such new law as of its effective date.

        Section 3.2 Interest Period Options. Upon notice (a "Continuation or Conversion Notice") given to the Agent no later than 11:00 a.m. (Boston time) at least three (3) LIBOR Business Days' prior to the expiration of an Interest Period applicable to any LIBOR Loan, or the commencement of any Interest Period for any Base Rate Loan to be converted to a LIBOR Loan, the Borrower may elect to continue such Loan as a LIBOR Loan upon the expiration of the then applicable Interest Period for another Interest Period of the duration specified in such notice, or convert a Base Rate Loan to a LIBOR Loan for the Interest Period specified in such notice; provided that no LIBOR Loan may be continued, and no Base Rate Loan may be converted to a LIBOR Loan when any Default or Event of Default has occurred and is continuing; provided further that the LIBOR Loan to which any particular Interest Period applies shall be in an aggregate principal amount of at least $500,000 or an integral multiple of $100,000 in excess thereof. Each continuation of a LIBOR Loan hereunder, and each conversion of a Base Rate Loan to a LIBOR Loan, shall be allocated between the Banks in proportion, as nearly as practicable, to such Bank's Commitment Percentage, with adjustments to the extent practicable to equalize any prior continuations not exactly in proportion.

        Any portion of the Loans for which the Borrower shall not have delivered a timely Continuation or Conversion Notice in accordance with the terms hereof shall be a Base Rate Loan upon the expiration of the current Interest Period for such Loan, until such time as such Base Rate Loan is converted to a LIBOR Loan in accordance with the terms hereof.

        Section 3.3 Yield Maintenance. Borrower shall pay to the Banks, upon request of any Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Agent or the Banks) to compensate the Banks for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Loan on a date other than the last day of the Interest Period for such Loan; (ii) any failure by Borrower to borrow a LIBOR Loan on the date specified by Borrower's written notice; (iii) any failure by Borrower to pay a LIBOR Loan on the date for payment specified in Borrower's written notice. Without limiting the foregoing, Borrower shall pay to Bank a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term chosen pursuant to the LIBOR Rate Election as to which the prepayment is made, shall be subtracted from the LIBOR in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the LIBOR Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States' Treasury securities rate and the number of days remaining in the term chosen pursuant to the LIBOR Rate Election as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to the Banks upon the prepayment of a LIBOR Loan. Each reference in this paragraph to "LIBOR Rate Election" shall mean the election by Borrower of the LIBOR rate. If by reason of an Event of Default, Bank elects to declare the Loan to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Loan shall become due and payable in the same manner as though Borrower had exercised such right of prepayment.

        Section 3.4 Method of Payments. All payments of principal, interest, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made by the Borrower to the Agent at the Agent's head office at 100 Federal Street, Boston, Massachusetts 02110 or at such other location that the Agent may from time to time specify in writing in lawful currency of the United States of America in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments.

        Section 3.5 Computations. All computations of interest on the Base Rate Loans and of Commitment Fees shall be based on a 365 or 366 day year and paid for the actual number of days elapsed. All computations of interest on LIBOR Loans shall be based on a 360 day year and paid for the actual number of days elapsed. Except as otherwise specifically provided herein, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Note Records from time to time shall be considered conclusive and binding on the Borrower absent manifest error.

        Section 3.6 Inability to Determine LIBOR Rate. In the event the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR rate that would otherwise determine the rate of interest to be applicable during any Interest Period for any LIBOR Loan, the Agent shall forthwith give notice by telecopier of such determination (which shall be conclusive and binding on the Borrower) to the Borrower at least one (1) Business Day before the first day of such Interest Period. In such event, (a) any Loan Request for a LIBOR Loan or Continuation or Conversion Request with respect to LIBOR Loans shall be automatically withdrawn, (b) each LIBOR Loan will as of the last day of the then current Interest Period be converted to a Base Rate Loan and (c) the obligations of the Banks to make additional LIBOR Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks. The Borrower agrees promptly to pay the Agent for the account of each Bank, upon demand by the Agent, any additional amounts necessary to compensate the Banks for any costs incurred by the Banks in making any conversion in accordance with this Section 3.6, including any interest or fees payable by the Banks to lenders of funds obtained by them in order to make or maintain their LIBOR Loans (the Agent's written notice of such costs, as certified to the Borrower, to be conclusive absent manifest error).

        Section 3.7 Illegality. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over any Bank or its LIBOR Lending Office shall assert that it is unlawful, for such Bank or its LIBOR Lending Office to make or maintain LIBOR Loans, (a) such Bank shall forthwith give notice by telecopier to the Borrower of such circumstances, confirmed in writing (which notice shall be withdrawn by such Bank when such Bank shall reasonably determine that it shall no longer be illegal for such Bank or its LIBOR Lending Office to make or maintain such Loans), (b) the commitment of such Bank to make or maintain LIBOR Loans shall forthwith be canceled and (c) such Bank's Loans then outstanding, if any, shall be converted automatically on the next succeeding last day of each Interest Period applicable to such Loans or within such earlier period as may be required by law to Base Rate Loans. The Borrower agrees promptly to pay the Agent for the account of each Bank, upon demand by the Agent, any additional amounts necessary to compensate the Banks for any costs incurred by the Banks in making any conversion in accordance with this Section 3.7, including any interest or fees payable by the Banks to lenders of funds obtained by them in order to make or maintain their LIBOR Loans (the Agent's written notice of such costs, as certified to the Borrower, to be conclusive absent manifest error).

        Section 3.8 Additional Costs, Etc. If any present or future applicable law, or any change in any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                (a) subject any Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan

        Documents, such Bank's Commitment or the Loans advanced by such Bank (other than taxes based upon or measured by the income or profits of such Bank), or

                (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to such Bank under this Credit Agreement or the other Loan Documents, or

                (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, or other similar requirements against assets held by, or deposits in or for the account of, or loans by, or commitments of, or letters of credit issued by, an office of any Bank, or

                (d) impose on any Bank any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part;

        and the result of any of the foregoing is

                        (i) to increase the cost to any Bank of making, funding,
                issuing, renewing, extending or maintaining the Loans or such Bank's Commitment, or

                        (ii) to reduce the amount of principal, interest or
                other amounts payable to such Bank hereunder on account of such Bank's Commitment or the Loans, or

                        (iii) to require such Bank to make any payment or to
                forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrower hereunder, then, and in each such case, the Borrower will, upon written demand made by such Bank at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank such additional amounts as will be sufficient to compensate such Bank for such additional cost, reduction, payment or foregone interest or other sum (after such Bank shall have allocated the same fairly and equitably among all customers of any class generally affected thereby); provided that in the event that such additional cost, reduction, payment, or foregone interest or other sum which was incurred by such Bank is subsequently returned or reimbursed to such Bank, such Bank shall return or reimburse to the Borrower any additional amount paid pursuant to this Section 3.8 by the Borrower to such Bank with respect thereto. In the event that any of the foregoing events occur, each Bank will use commercially reasonable efforts to take such actions as are reasonably feasible and available to such Bank to decrease the additional costs payable hereunder; provided that no Bank shall be required to take any action which is in the sole judgment of such Bank disadvantageous to such Bank. Such Bank shall give the Borrower written notice of any event causing such additional cost, reduction, payment or foregone interest or other sum within ninety

(90) days of the occurrence thereof and the Borrower shall not be liable for any such costs incurred prior to the date which is ninety (90) days prior to the date of such notice.

        Section 3.9 Certificate. A certificate setting forth any additional amounts payable pursuant to Section 3.8 and the changes as a result of which such amounts are due and the computations in reasonable detail pursuant to which such amounts were calculated, submitted by any Bank to the Borrower, shall be conclusive absent manifest error. Upon delivery of a notice to such Bank no more than thirty Business Days after receipt of such certificate, the Borrower shall have reasonable opportunity to review and discuss such computations with a responsible officer at such Bank.

        Section 3.10 Capital Adequacy. If any present or future, or any change in any present or future, law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Bank or any corporation controlling such Bank and such Bank determines that the amount of capital required to be maintained by it or such corporation is increased by or based upon the existence of its Commitment or the Loans made pursuant hereto, then such Bank may notify the Borrower of such fact. The Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Borrower and such Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation to such Bank, such amount to be conclusive and binding on the Borrower, absent manifest error. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

        Section 3.11 Late Fee. If any portion of any required principal and/or interest payment is not paid in full within ten (10) days after the same is due, Borrower shall pay to Agent a late fee equal to five percent (5%) of the portion of the required payment not paid.

        Section 3.12 Default Rate. Upon any Default or Event of Default (whether or not the Banks have accelerated payment of the Loans), or after maturity or after judgment has been rendered on the Loans, upon notification by the Agent to the Borrower, Borrower's right to select pricing options shall cease and the Applicable Margin shall be increased by two (2%) percentage points per annum.

        Section 3.13 Application of Payments. All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Banks (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after default, payments will be applied to the obligations of Borrower to the Banks as Agent determines in its sole discretion.

        Section 3.14 Payment Date Adjustment. If any payment hereunder becomes due on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

Section 4. SECURITY. Pursuant to the terms of the Pledge Agreement, the Obligations shall be secured by a perfected first priority security interest in all of the outstanding capital stock or partnership or membership interests, as applicable, whether now owned or hereafter acquired of (a) the Borrower owned by AGI and (b) all Subsidiaries owned by the Borrower directly or indirectly through any of its Subsidiaries.

Section 5. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Banks as follows:

        Section 5.1    Corporate Authority.

                (a) Formation or Incorporation; Good Standing. Each of the Borrower, and its Subsidiaries (i) is a corporation, or in the case of KTUL LLC, KATV LLC and WCIV LLC, a limited liability company, duly organized, validly existing and in good standing under the laws of the its state of formation or incorporation, (ii) has all requisite corporate power or limited liability company power, authority and legal right to own and operate its property, to lease the property it operates as lessee and to conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation or foreign limited liability company, as applicable, and is duly authorized to do business in each jurisdiction where such qualification is necessary except where (x) a failure to be so qualified would not have a materially adverse effect on the business assets or financial condition of the Borrower or the Borrower and its Subsidiaries, taken as a whole or the Borrower's ability to perform the Obligations or (y) the Borrower or such Subsidiary has applied for qualification to do business in such jurisdiction and such application is pending.

                (b) Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority and legal right of the Borrower and its Subsidiaries, (ii) have been duly authorized by all necessary proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries which would have a materially adverse effect on the business, assets or financial condition of the Borrower or the Borrower and its Subsidiaries, taken as a whole and (iv) do not conflict with any provision of the charter or the By-Laws or limited liability company agreement, as applicable, or any agreement or any instrument binding upon, the Borrower or any of its Subsidiaries.

                (c) Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of the Borrower and each such Subsidiary enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

        Section 5.2 Governmental Approvals . The execution, delivery and performance by the Borrower and its Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any such Subsidiary is or is to become a party and the transactions contemplated hereby and thereby do not require the Borrower or any of its Subsidiaries to obtain the approval or consent of, to make a filing with, or to perform or obtain the performance of any other act by or in respect of any governmental agency or authority other than those already obtained or performed, and except that the exercise of certain rights under the Loan Documents may require the consent of the FCC.

        Section 5.3 Title to Properties; Leases. Other than as noted on the audited consolidated financial statements of the Borrower and its Subsidiaries as at the Balance Sheet Date, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date and except for defects of title to certain real property which do not materially impair the value or usefulness thereof), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances, except for liens which do not in the aggregate have a material adverse effect on the assets, financial condition or business of the Borrower and its Subsidiaries, taken as a whole. The Borrower and its Subsidiaries enjoy peaceful and undisturbed possession under all leases under which they are operating, and all said leases are valid and subsisting and in full force and effect except to the extent that the failure to enjoy peaceful and undisturbed possession of such lease or the failure of such lease to be valid, subsisting and in full force and effect does not have a material adverse effect on the assets, financial condition or business of the Borrower and its Subsidiaries, taken as a whole.

        Section 5.4    Financial Statements and Projections.

                Section 5.4.1 Financial Statements. There has been furnished to each of the Banks a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and related consolidated statements of income, retained earnings and cash flow for the fiscal year then ended, certified by Price Waterhouse Coopers LLP, the Borrower's independent certified public accountants. Such balance sheet and statements of income, retained earnings and cash flow have been prepared in accordance with GAAP consistently applied and are correct and complete and fairly present the financial condition of the Borrower and its Subsidiaries (to the extent owned on the date thereof) as at the close of business on the date thereof and the consolidated results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower and not disclosed in said balance sheet and the related notes thereto.

                Section 5.4.2 Projections. The projections of the annual operating budgets and operating cash flow through fiscal year 2006 of the Borrower and its Subsidiaries on a consolidated and consolidating basis, previously delivered to the Banks (the "Projections"), disclose all material assumptions made with respect to general economic, financial and market conditions used in formulating the Projections. To the knowledge of the Borrower or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of the Projections. The Projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.

        Section 5.5 No Material Changes, Etc. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the related consolidated statements of income, retained earnings or cash flow for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower and its Subsidiaries, taken as a whole.

        Section 5.6 Franchises, Patents, Copyrights, Etc. Each of the Borrower and its Subsidiaries, respectively, possesses or has a valid right to use all material franchises, patents, copyrights, inventions, technology, trademark registrations, trademarks, trade names, trade secrets, service marks, FCC Licenses, other licenses and permits, and rights in respect of the foregoing and, to the best of its knowledge, patent and trademark applications and rights in respect thereto (collectively, the "Proprietary Rights"), adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others which could affect or impair in a material manner the business or assets of the Borrower and its Subsidiaries, taken as a whole. Except as disclosed in the financial statements referred to in Section 4.4 hereof, the Borrower is not aware of any existing or threatened infringement or misappropriation of (a) any Proprietary Rights of others by the Borrower or any of its Subsidiaries or (b) any Proprietary Rights of the Borrower or any of its Subsidiaries by others, in any way which might materially adversely affect the business, assets or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

        Section 5.7 No Litigation. Except as set forth on Schedule 5.7, as of the date hereof, there are no actions, suits, proceedings or investigations of any kind pending or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined are reasonably likely to in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries, taken as a whole or materially impair the right of the Borrower and its Subsidiaries, taken as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto. As of the date hereof, there are no final judgments against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged and not covered by insurance, exceeds in the aggregate $500,000.

        Section 5.8 No Materially Adverse Contracts, Etc. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or, to the Borrower's knowledge, is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or, to the best of the Borrower's knowledge, is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower and its Subsidiaries, taken as a whole.

        Section 5.9 Compliance with Other Instruments, Laws, Etc. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, limited liability company agreement, or instrument to which it is subject or by which it or any of its properties are bound or any Applicable Law, decree, order, judgment, statute, permit, license, rule or regulation, in any of the foregoing cases in a manner that are reasonably likely to result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower and its Subsidiaries, taken as a whole or the Borrower's ability to perform the Obligations.

        Section 5.10 Tax Status. The Borrower and, to the best of the Borrower's knowledge, its Subsidiaries have (a) made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject or properly filed for and received extensions with respect thereto which are still in full force and effect and which have been fully complied with in all material respects, (b) paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which adequate reserves, to the extent required by GAAP, have been established and (c) set aside on their books provisions reasonably adequate for the payment of all estimated taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

        Section 5.11 No Event of Default. No Default or Event of Default has occurred and is continuing.

        Section 5.12 Holding Company and Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it a "registered investment company", or an "affiliated company" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940.

        Section 5.13 Certain Transactions. Except for arm's length transactions pursuant to which the Borrower makes payments in the ordinary course of business upon terms no less favorable than the Borrower could obtain from third parties and transactions described in any of clauses (1) through (6) of the last sentence of Section 4.11 of the ACC 9.75% Senior Subordinated Indenture and clauses (1) through (5) of the last sentence of Section 4.11 of the ACC 8.875% Senior Subordinated Indenture as in effect on the date hereof, none of the officers, directors or other key employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such key employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such key employee has a substantial interest or is an officer, director, trustee or partner.

        Section 5.14 ERISA Compliance.

                (a) In General. To the best of the Borrower's knowledge, the Borrower and all ERISA Affiliates have complied in all material respects with provisions of the Code, to the extent applicable, and of ERISA relevant to the Borrower's and each ERISA Affiliate's Pension Plans (as defined in Section 3(2) of ERISA), including the provisions thereof respecting funding requirements for, and the termination of, such plans and respecting prohibited transactions thereunder, and the funding of any Guaranteed Pension Plan complies with the minimum funding standards of Section 412 of the Code.

                (b) Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrowers or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and except as disclosed on Schedule 5.14 attached hereto, the current value of all accrued benefits under each of such plans did not, as of the latest valuation date, exceed the then current value of the assets of such plans allocable to such accrued benefits based upon the actuarial methods and assumptions used for such plans.

                (c) Multiemployer Plans. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under
Section 4041A of ERISA.

        Section 5.15   Purpose Credit.

                (a) The Borrower has not engaged principally or as one of its important activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System.

                (b) The Borrower shall not, directly or indirectly, apply any part of the proceeds of the Notes for the purpose of or in connection with the Borrower's broker-dealer activities, if any, within the meaning of Regulation T of the Federal Reserve Board (Title 12, Part 220, Code of Federal Regulations, as amended) or any published regulations, interpretations or rulings thereunder.

                (c) The issuance of the Notes and the application of the proceeds thereof by the Borrower will not contravene Regulation U of the Federal Reserve Board (Title 12, Part 221, Code of Federal Regulations, as amended) or any published regulations, interpretations or rulings thereunder.

        Section 5.16 Environmental Compliance. Except as set forth on Schedule 5.16,

                (a) The Borrower has no knowledge that any operator of owned Real Estate, and no actual knowledge that any operator of leased Real Estate has violated, or is alleged to have violated, any judgment, decree, order, law, permit, governmental approval, ordinance law, license, rule or regulation pertaining to environmental matters (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of its Subsidiaries, taken as a whole.

                (b) Neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") or any state agency as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B, or any site listed on an analogous state list, (ii) that any hazardous waste, hazardous substance, pollutant, contaminant, toxic substances, oil, petroleum, petroleum derivatives, or hazardous materials or other chemicals or substances regulated by any Environmental Laws including but not limited to CERCLA, the Resource Conservation and Recovery Act, the Federal Clean Water Act, the Toxic Substances Control Act, and all analogous state laws, (hereinafter "Hazardous Substances") which any one of them has generated, transported or disposed of is alleged to have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law, or at any site listed for such investigation or response action; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release, handling, generation, storage, treatment, processing or disposal of Hazardous Substances.

                (c) Neither the Borrower nor any of its Subsidiaries are required by any applicable Environmental Law to perform a Hazardous Substances site assessment, or to remove or remediate Hazardous Substances, or to give notice to any governmental agency, or record, or deliver to other Persons an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby or to the effectiveness of any other transactions contemplated hereby.

                (d) Borrower and or its Subsidiaries have all environmental permits, licenses, approvals, and authorizations required by any Environmental Law for all facilities, operations and activities at the Real Estate, and are in compliance therewith, except where noncompliance or failure to hold a permit, etc. would not have a material adverse effect.

        Section 5.17   Labor and Employment.

                (a) To Borrower's knowledge, Borrower and each of its Subsidiaries have at all times operated its business in compliance with applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours except to the extent that the failure to comply therewith would not have a material adverse affect on the business, assets or condition, financial or otherwise, of the Borrower.

                (b) All independent contractors, temporary employees, leased employees or any other servants or agents compensated other than through reportable wages employed or retained in connection with the operation of Borrower's business have been properly classified and treated in accordance with applicable laws and for purposes of all benefit plans and perquisites by Borrower except where such improper classification or treatment would not individually or in the aggregate have a materially adverse effect on the business, assets or financial condition of the Borrower.

        Section 5.18 Capital Structure. Attached hereto as Schedule 5.18 is a schedule showing with respect to the Borrower and each Subsidiary of the Borrower (i) the jurisdiction in which such entity is organized; (ii) the classes and number of authorized and outstanding shares of capital stock or units of partnership or membership interests, as applicable, of the Borrower and each of the Subsidiaries, and the record and beneficial owners of the partnership or membership interests or capital stock, as applicable, of the Borrower and each Subsidiary. All of the outstanding capital stock or partnership or membership interests, as applicable, of the Borrower and each Subsidiary of the Borrower has been duly authorized and issued and is fully-paid and non-assessable, and, except as indicated in Schedule 5.18, free and clear of any pledge, charge, lien, security interest or other encumbrance or restriction on transfer (other than liens granted to the Banks pursuant to the Pledge Agreement).

        Section 5.19 Disclosure. No representation or warranty made by the Borrower in any of the Loan Documents or in any other document furnished from time to time in connection herewith or therewith, contains any misrepresentation of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Borrower that materially adversely affects, or that might reasonably be expected to materially adversely affect, the business, property or financial condition of the Borrower and its Subsidiaries on a consolidated basis.

        Section 5.20   License and Approvals.

                (a) Except as set forth on Schedule 5.20, each of the Borrower and its Subsidiaries has all requisite power and authority and necessary licenses, permits and approvals, including all FCC Licenses, to hold the FCC Licenses and to own and operate its Stations and to carry on its businesses as now conducted.

                (b) Set forth in Schedule 5.20 is a complete list and brief description of all FCC Licenses of the Borrower and its Subsidiaries and the dates on which such FCC Licenses expire. Each such FCC License which is necessary to the operation of the business of the Borrower or any of its Subsidiaries is validly issued and in full force and effect. The Borrower and each of its Subsidiaries has fulfilled and performed all of its obligations with respect to each such FCC License. No event has occurred which: (i) has resulted in, or after notice or lapse of time or both would result in, revocation or termination of any FCC License, or
        (ii) materially and adversely affects or in the future may materially adversely affect any of the rights of the Borrower or any of its Subsidiaries thereunder. No license or franchise, other than the FCC Licenses described in Schedule 5.20, is necessary, as of the date hereof, for the operation of the business (including the Stations) of the Borrower or any of its Subsidiaries as now conducted.

                (c) As of the date hereof, none of the Borrower or any of its Subsidiaries is a party to or has knowledge of any investigation, notice of violation, order or complaint issued by or before any governmental authority, including the FCC, or of any other proceedings (other than proceedings relating to the radio broadcasting industry generally) which could in any manner threaten or adversely affect the validity or continued effectiveness of the FCC Licenses of the Borrower or any of its Subsidiaries or the business of the Borrower or any of its Subsidiaries. None of the Borrower or any of its Subsidiaries has reason to believe that any of the FCC Licenses described in Schedule 5.20 will not be renewed in the ordinary course. As of the date hereof, each of the Borrower and its Subsidiaries has filed all material reports, applications, documents, instruments and information required to be filed by it pursuant to applicable rules and regulations or requests of every regulatory body having jurisdiction over any of its FCC Licenses or the activities of such Person with respect thereto.

        Section 5.21 Senior Debt. The Obligations constitute "Senior Debt", as such term is defined under the ACC 9.75% Senior Subordinated Indenture and the ACC 8.875% Senior Subordinated Indenture.

Section 6. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans hereunder:

        Section 6.1 Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and the Commitment Fee, all in accordance with the terms of this Credit Agreement and the Notes.

        Section 6.2 Maintenance of Office. The Borrower will maintain its chief executive office in Washington, D.C. or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

        Section 6.3 Records and Accounts. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and
(b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, in accordance with GAAP.

        Section 6.4 Financial Statements, Certificates and Information. The Borrower will deliver to the Agent and each of the Banks:

                (a) as soon as practicable, but in any event not later than ninety-five (95) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the related consolidated statements of income, retained earnings and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified without material qualification as to any circumstance which could reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole, by independent public accountants of nationally recognized standing selected by the Borrower, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

                (b) as soon as practicable, but in any event not later than fifty (50) days after the end of each of the first three fiscal quarters in each of the Borrower's fiscal years, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statements of income and cash flows for such quarter and the portion of the Borrower's fiscal year then elapsed, together with comparative consolidated figures for the same periods of the preceding year, all in reasonable detail and prepared in accordance with GAAP and accompanied by a certificate of the principal financial officer of the Borrower stating that the information contained in such financial statements is correct and complete and fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof and the results of their operations for the periods covered thereby (subject to the absence of footnotes and any year-end adjustments);

                (c) within one hundred twenty (120) days after the end of each fiscal year of the Borrower, and within 60 days after the end of each of the first three fiscal quarters in each fiscal year of the Borrower, a statement certified by the principal financial officer of the Borrower in substantially the form of Exhibit C hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Sections 8.1, 8.2 and 8.3 as at the end of the period covered by the financial statements referred to in subsections (a) and
        (b) above, for such fiscal year or fiscal quarter, as applicable, or during such period as may be required, and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date (each a "Compliance Certificate");

                (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower or any holder of the Borrower's Funded Debt;

                (e) no later than thirty (30) days after the beginning of each fiscal year of the Borrower, the Borrower's consolidated financial projections for each such fiscal year prepared on a quarterly basis, including projections of revenues, expenses and operating cash flow, together with a statement of reasonable assumptions made by the Borrower in preparing such projections and explanations attached thereto;

                (f) from time to time upon request of the Agent, projections of the Borrower and its Subsidiaries updating the Projections or, if applicable, updating any later such projections delivered in response to a request pursuant to this Section 6.4(f);

                (g) promptly upon the request of the Agent, all Nielsen audience surveys and other ratings reports prepared by Nielsen Media Research with respect to the Stations owned or operated by the Borrower or any of its Subsidiaries that relate to the most recent Nielsen ratings for each such Station and the most recent ratings for each such Station's target demographics;

                (h) promptly upon request by the Agent or any Bank, all detailed audits or reports submitted to the Borrower or any of its Subsidiaries by independent public accountants in connection with any annual or interim audits of the books of the Borrower or any Subsidiary; and

                (i) from time to time upon request by the Agent or any Bank, such other financial data, information or other documents (including, without limitation, accountants management letters and such other information regarding the business and affairs and condition, financial and other, of the Borrower, its Subsidiaries and their respective properties) as the Agent or any Bank may reasonably request, subject to the confidentiality provisions set forth in Section 27 hereof.

        Section 6.5 Corporate Existence; Maintenance of Properties. Except as otherwise permitted under this Agreement, the Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence or limited liability company agreement, as applicable, material rights, franchises and Proprietary Rights and those of its Subsidiaries except to the extent that the Borrower's failure to do so will not have a materially adverse effect on the assets, financial condition or business of the Borrower and its Subsidiaries, taken as a whole. It (a) will cause all of its material properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all reasonably necessary equipment, (b) will cause to be made all reasonably necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 6.5 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or those of its Subsidiaries if such discontinuance is, in the sole judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

        Section 6.6 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its insurable properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonably satisfactory to the Agent; provided, however, that the Borrower and any Subsidiary may self-insure for physical damage to automobiles, welfare benefits and against liability to workers in any state or jurisdiction, or may effect worker's compensation insurance therein through an insurance fund operated by such state or jurisdiction; and provided, further, that notwithstanding anything to the contrary contained herein, the Borrower or such Subsidiary will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire or explosion in amounts sufficient to prevent the Borrower or such Subsidiary from becoming a co-insurer and not in any event less than eighty percent (80%) of the full insurable value of the property insured.

        Section 6.7 Taxes, Etc. The Borrower will, and will cause each of its Subsidiaries to, (a) duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue or (b) properly file for and receive extensions for such payment and duly pay and discharge, or cause to be paid and discharged, within such extension period, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges that in the aggregate are not material to the business or assets of the Borrower on an individual basis or of the Borrower and its Subsidiaries on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such

Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

        Section 6.8 Inspection of Properties and Books. The Borrower shall permit the Agent to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, employees and independent public accountants (such accountants being hereby authorized by the Borrower to so discuss and advise) all at such reasonable times and intervals as the Agent may reasonably request; provided, that (i) the Agent shall give the Borrower reasonable notice prior to any such visit, inspection, examination or discussion, and (ii) if the Borrower requests, all such discussions with the Borrower's independent public accountants shall be in the presence of one or more officers of the Borrower. In connection with any such inspections or discussions, the Agent and each Bank will treat all non-public information as confidential information, and take all reasonable precautions to prevent such confidential information from being exposed to third parties and to those of its employees and representatives who do not need to know such confidential information; provided that this Section 6.8 shall not affect the disclosure by the Agent or any Bank of information required to be disclosed (i) to its auditors and regulatory agencies or (ii) pursuant to subpoena or other legal process or by virtue of any other law, regulation, order or interpretation provided further that in the event of any such required disclosure by the Agent or any Bank pursuant to clause (ii) above, Agent or such Bank will notify the Borrower of such request or requirement so that the Borrower may seek an appropriate protective order or waive compliance with the provisions of this Agreement.

        Section 6.9 Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will, and will cause each of its Subsidiaries to,

                (a) Comply with (i) all Applicable Laws, including all Environmental Laws, which may be in effect from time to time, (ii) the provisions of its charter documents and by-laws or limited liability company agreement, as applicable, (iii) all agreements and instruments by which it or any of its properties or business may be bound and (iv) all applicable decrees, orders, and judgments; if in each such case failure to comply would have a materially adverse effect on the Borrower and its Subsidiaries, taken as a whole. If at any time any authorization, consent, approval, permit or license from any Governmental Authority shall become necessary or required in order that the Borrower may fulfill any of the Obligations, the Borrower will promptly take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Agent with evidence thereof;

                (b) Obtain all such Approvals and take all such other action with respect to any Governmental Authority as may be required for the execution, delivery or performance of this Credit Agreement and the other Loan Documents, and duly perform and comply with all of the terms and conditions of all Approvals so obtained;

                (c) Operate its Stations in accordance and in compliance in all material respects with the Communications Act, file in a timely manner all necessary applications for renewal of all FCC Licenses that are material to the operation of its Stations, and use its best efforts to defend any proceedings which could result in the termination, forfeiture or non-renewal of any such FCC License; and

                (d) Promptly furnish or cause to be furnished to the Agent:

                        (i) a copy of any order or notice of any Communications
                Regulatory Authority which designates any of its FCC Licenses for a hearing or which refuses renewal or extension thereof, or revokes or suspends its authority to operate a Station;

                        (ii) a copy of any competing application filed with
                respect to any of its franchises, licenses (including FCC Licenses), rights, permits, consents or other authorizations pursuant to which it operates any Station;

                        (iii) a copy of any citation, notice of violation or
                order to show cause issued by any Communications Regulatory Authority in relation to any of its Stations; and

                        (iv) a copy of any notice or application by it
                requesting authority to cease broadcasting on any Station or to cease operating any Station for any period in excess of five (5) days.

        Section 6.10 Pension Plans. The Borrower and any ERISA Affiliate shall:

                (a) promptly after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Reportable Event has occurred, notify the Agent that such ERISA Reportable Event has occurred.

                (b) promptly upon request make available to each Bank at the Borrower's principal place of business a copy of (i) any actuarial statement related to any pension plan required to be submitted under
        Section 103(d) of ERISA or (ii) any notice, report or demand sent or received by a pension plan under Section 4065 of ERISA;

                (c) furnish to each Bank forthwith, a copy of (i) any notice of a pension plan termination sent to the PBGC under Section 4041(a) of ERISA and (ii) any notice, report or demand sent or received by a pension plan under Sections 4041, 4042, 4043, 4063, 4066 or 4068 of ERISA; and

                (d) furnish to each Bank a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Code no later than the date on which the request is submitted to the Department of Labor or the Internal Revenue Service, as the case may be.

        Section 6.11 Further Assurance. The Borrower will cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

        Section 6.12   Notices.


                (a) The Borrower will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal or surety, the Borrower shall forthwith give written notice thereof to each of the Banks, describing the notice or action and the nature of the claimed default.

                (b) The Borrower will deliver to the Agent copies of all notices, elections, offers, requests or other information delivered by or on behalf of the Borrower to any holder or any representative, trustee or agent for any holder of any Indebtedness under the Subordinated Debt Documents, and copies of all notices, elections, demands and other information received by the Borrower or any of its Subsidiaries, agents or representatives from any holder or any representative, trustee or agent for any holder of Indebtedness under the Subordinated Debt Documents.

        Section 6.13 Labor and Employment. The Borrower will, and will cause each of it's Subsidiaries to, at all times operate its business in compliance with applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours, except where such failure to comply would not individually or in the aggregate have a material adverse effect on the business assets or condition, financial or otherwise, of the Borrower.

        Section 6.14 Environmental Events. The Borrower will promptly give notice to the Agent (a) of any violation of any Environmental Law or release of a Hazardous Substance that the Borrower or any of its Subsidiaries reports in writing or which is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that might reasonably be expected to materially adversely affect the assets, liabilities, financial conditions or operations of the Borrower and its Subsidiaries on a consolidated basis.

        Section 6.15 Notification of Claims. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any uninsured set-off, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses which might reasonably be expected to have a materially adverse affect on the assets, liabilities, financial conditions or operations of the Borrower and its Subsidiaries on a consolidated basis.

        Section 6.16 Use of Proceeds. The Borrower will use the proceeds of the Loans to refinance Borrower's existing credit facility and for general corporate purposes not prohibited by this Credit Agreement, including without limitation the financing of capital expenditures and for working capital purposes.

        Section 6.17 Notice of Litigation, Judgment and Material Events. The Borrower will give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower individually or the Borrower and its Subsidiaries on a consolidated basis that could reasonably be expected to have a materially adverse effect on the Borrower and its Subsidiaries on a consolidated basis and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent, in writing, in form and detail satisfactory to the Agent, (a) within ten (10) days of any judgment not covered by insurance or reserves, final or otherwise, against the Borrower or any of its Subsidiaries in an amount which in aggregate with other such judgments against the Borrower or any of its Subsidiaries exceeds $5,000,000 and (b) promptly after becoming aware thereof, of the occurrence of any event that it is reasonable to expect will be required to be reported to the Securities and Exchange Commission.

        Section 6.18 Identification of Subsidiaries; Provision of Collateral. If and whenever any Subsidiary of the Borrower shall be created or acquired by the Borrower or any of its Subsidiaries at any time after the date hereof, the Borrower will:

                (a) furnish promptly to the Agent a written notice identifying such Subsidiary and setting forth with respect to such Subsidiary information of the kind required by Section 5.18 with respect to Subsidiaries as of the date hereof; and

                (b) promptly pledge or cause to be pledged to the Agent, upon the terms contained in the Pledge Agreement or a pledge agreement in or substantially in the form of the Pledge Agreement, all of the issued and outstanding shares of the capital stock or partnership or membership interests, as applicable, of such Subsidiary.

                (c) promptly cause the Subsidiary to guaranty the Obligations of the Borrower under the Loan Documents pursuant to a guaranty agreement substantially in the form of the Guaranty Agreement.

        Section 6.19 Asset Acquisition or Commencement of Material Operations by Allbritton Birmingham Corporation.

If at any time Allbritton Birmingham Corporation has assets with a value in excess of $50,000 or commences any material operations, the Borrower will provide to the Agent and the Banks, as soon as reasonably practicable, a favorable opinion of legal counsel to the Borrower with respect to Allbritton Birmingham Corporation, in form and substance reasonably satisfactory to the Agent and the Banks.

Section 7. CERTAIN NEGATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Obligations are outstanding or any Bank has any Commitment hereunder:

        Section 7.1 Restrictions on Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                (a) Indebtedness in respect of the Loans and the other Obligations;

                (b) Indebtedness of the Borrower under the ACC 9.75% Senior Subordinated Debentures in the maxim aggregate principal amount of $275,000,000, less any repayments, prepayments, redemptions, repurchases, defeasances or cancellations of such Indebtedness, plus all accrued unpaid interest on such Indebtedness at a rate not to exceed nine and three-quarters percent (9.75%) per annum;

                (c) Indebtedness of the Borrower under the ACC 8.875% Senior Subordinated Notes in the maximum aggregate principal amount of $150,000,000 less any repayments, prepayments, redemptions, repurchases, defeasances or cancellations of such Indebtedness, plus all accrued unpaid interest on such Indebtedness at a rate not to exceed eight and seven-eights percent (8.875%) per annum;

                (d) current liabilities of the Borrower or any of its Subsidiaries (including under any operating leases and studio and tower leases) incurred in the ordinary course of business not incurred through
        (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                (e) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 6.7;

                (f) Indebtedness in respect of (i) judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or any of its Subsidiaries shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review, (ii) final judgments against the Borrower or any of its Subsidiaries that in the aggregate do not exceed $5,000,000 and (iii) claims which are currently being contested in good faith by appropriate proceedings and if adequate reserves shall have been set aside with respect thereto;

                (g) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                (h) obligations under Capitalized Leases not exceeding $20,000,000 in aggregate amount at any time outstanding;

                (i) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or any Subsidiary of the Borrower, provided that (i) the aggregate principal amount of such Indebtedness of the Borrower and its Subsidiaries shall not exceed $50,000,000 at any one time and (ii) any such Indebtedness incurred shall not exceed the lesser of the purchase price for the property being acquired with the proceeds of such Indebtedness or the fair market value of such property at the time of acquisition;

                (j) Indebtedness existing on the date of this Credit Agreement and listed and described on Schedule 7.1 hereto;

                (k) Indebtedness of the Borrower or any of its Subsidiaries incurred at any time after the Closing Date that is not otherwise permitted by any of the other paragraphs of this Section 7.1, provided that the Agent and Majority Banks are satisfied on the date of incurrence of such Indebtedness and at all times thereafter that (i) all such Indebtedness is expressly subordinated, upon written terms and conditions completely satisfactory in form and substance to the Agent and the Majority Banks, in right of payment and exercise of remedies to the prior payment in full of all the Obligations (and any obligations refinancing or refunding the Obligations), (ii) the aggregate amount of all such Indebtedness does not at any time exceed (A) $20,000,000 for purposes other than Permitted Acquisitions and (B) $200,000,000 for Permitted Acquisitions, (iii) none of such Indebtedness is secured by any lien on any property (including any capital stock or partnership or membership interests, as applicable) of the Borrower or any of its Subsidiaries, and no Subsidiary of the Borrower has any contingent Obligation in respect of such Indebtedness, (iv) no Default or Event of Default is continuing on the date of incurrence of such Indebtedness or would result therefrom, (v) all mandatory payment, prepayment, redemption, repurchase, defeasance, sinking fund and similar obligations, all interest rates and payment dates, and all covenants, conditions, events of default and other provisions in respect of such Indebtedness are satisfactory in form and substance to the Agent and the Majority Banks, and (vi) the proceeds of all such Indebtedness are used by the Borrower for general working capital purposes or Permitted Acquisitions as applicable;

                (l) intercompany Indebtedness of any Subsidiary of the Borrower to the Borrower in respect of Investments permitted by Section 7.3; and

                (m) Permitted Refinancing Indebtedness.

        Section 7.2 Restrictions on Liens. The Borrower will not, and will not permit any of its Subsidiaries to (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

                        (i) liens to secure taxes, assessments and other
                government charges in respect of obligations or liens on properties to secure claims for labor, material or supplies in respect of obligations, in either case which are not overdue or are being contested in good faith;

                        (ii) deposits or pledges made in connection with, or to
                secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                        (iii) liens on properties in respect of judgments or
                awards, the Indebtedness with respect to which is permitted by
                Section 7.1(d);

                        (iv) liens of carriers, warehousemen, mechanics and
                materialmen, and other like liens on properties (A) in existence less than one hundred and twenty (120) days from the date of creation thereof in respect of obligations not overdue or (B) if such liens are being contested in good faith and by appropriate proceedings;

                        (v) encumbrances consisting of easements, rights of way,
                zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

                        (vi) purchase money liens securing Indebtedness
                permitted by Section 7.1(i), and liens under Capitalized Leases permitted by Section 7.1(h);

                        (vii) liens under the Pledge and Escrow Agreement
                securing Obligations in respect of the ACC 9.75% Senior Subordinated Debentures and 8.875% Senior Subordinated Notes;

                        (viii) liens under the Pledge Agreement securing the
                Obligations; and

                        (ix) presently outstanding liens listed on Schedule 7.2
                hereto.

        Section 7.3 Restrictions on Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

                (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000, and investments in investment accounts held by the Borrower at Riggs Bank, N.A., provided that such investments are maintained in a manner consistent with the historical cash management practices of the Borrower;

                (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

                (d) Investments existing on the date hereof and listed on
        Schedule 7.3 hereto;

                (e) Investments consisting of intercompany loans and advances by
        (i) any Subsidiary of the Borrower in any other Subsidiary of the Borrower or (ii) the Borrower in any Subsidiary of the Borrower;

                (f) Investments by the Borrower in the common stock or partnership or membership interests, as applicable, of any Subsidiary of the Borrower, and by any Subsidiary of the Borrower in the common stock or partnership or membership interests, as applicable, of any other Subsidiary of the Borrower;

                (g) Investments consisting of seller notes received as proceeds of asset dispositions permitted by Section 7.5;

                (h) Investments consisting of loans and advances to officers and employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $1,500,000 in the aggregate at any time outstanding;

                (i) Permitted Acquisitions;

                (j) Investments constituting Restricted Payments permitted by
        Section 7.4(f); and

                (k) other Investments in an amount not to exceed $6,000,000 in the aggregate after the Closing Date.

        Section 7.4 Restricted Payments. The Borrower will not, and will not permit any Subsidiary to, make any Restricted Payments other than the following:

                (a) the declaration and payment by any Subsidiary of the Borrower of cash dividends to the Borrower;

                (b) payments by the Borrower of accrued unpaid interest on ACC 9.75% Senior Subordinated Debentures at the annual rate of nine and three-quarters percent (9.75%) per annum, provided that such payments are required by the interest payment provisions, and are not prohibited by the applicable subordination provisions, contained in the ACC 9.75% Senior Subordinated Indenture as in effect on the date hereof or as amended from time to time in compliance with this Credit Agreement;

                (c) mandatory redemptions by the Borrower of ACC 9.75% Senior Subordinated Debentures in amounts required by the ACC 9.75% Senior Subordinated Indenture as in effect on the date hereof or as amended from time to time in compliance with this Credit Agreement, provided that such mandatory redemptions are not prohibited by the applicable subordination provisions of the ACC 9.75% Senior Subordinated Indenture as in effect on the date hereof or as amended from time to time in compliance with this Credit Agreement;

                (d) payments by the Borrower of accrued unpaid interest on ACC 8.875% Senior Subordinated Notes at the annual rate of (8.875%) per annum, provided that such payments are required by the interest payment provisions, and are not prohibited by the applicable subordination provisions, contained in the ACC 8.875% Senior Subordinated Indenture as in effect on the date hereof or as amended from time to time in compliance with this Credit Agreement;

                (e) mandatory redemptions by the Borrower of ACC 8.875% Senior Subordinated Notes in amounts required by the ACC 8.875% Senior Subordinated Indenture as in effect on the date hereof or as amended from time to time in compliance with this Credit Agreement, provided that such mandatory redemptions are not prohibited by the applicable subordination provisions of the ACC 8.875% Senior Subordinated Indenture as in effect on the date hereof or as amended from time to time in compliance with this Credit Agreement;

                (f) payments by the Borrower of cash dividends on outstanding shares of its capital stock or loans or advances to Affiliates (other than Subsidiaries of the Borrower), and payments by any Majority-Owned Subsidiary of cash dividends on outstanding shares of its capital stock to any Person other than the Borrower or a wholly-owned Subsidiary of the Borrower, provided that (i) no Default or Event of Default is continuing on the date of any such payment or would result therefrom, and (ii) the aggregate amount of such payments by the Borrower and the Majority-Owned Subsidiaries during any fiscal quarter of the Borrower shall not exceed the excess of (A) Consolidated Excess Cash Flow for the period from October 15, 1995 through the end of the most recently completed fiscal quarter of the Borrower, over (B) the aggregate amount of such payments made by the Borrower and the Majority-Owned Subsidiaries during the period from October 15, 1995 through the end of the most recently completed fiscal quarter.

        Section 7.5 Mergers, Acquisitions, Dispositions of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any acquisition or Sale of any assets or other property except:

                (a) the merger or consolidation of two or more Subsidiaries of the Borrower;

                (b) the acquisition of assets (other than Stations), the disposition of assets (other than Stations or Subsidiaries), the disposition of items of obsolete equipment which are not material to the operation of the business of the Borrower or its Subsidiaries, and the sale of programming time, in each case in the ordinary course of business consistent with past practices and acquisition of assets using Net Insurance Proceeds;

                (c) the disposition of any Station (other than through a simultaneous exchange) , provided that (i) at least 75% of the consideration for such disposition is in the form of cash, (ii) the Net Disposition Proceeds from such disposition shall be applied to prepay the Loans pursuant to Section 2.7.3, (iii) the total value of all consideration received by the Borrower or any of its Subsidiaries in connection with all such dispositions (including the fair market value of any property other than cash received by the Borrower or any of its Subsidiaries in connection with any such disposition) after the Closing Date shall not exceed $75,000,000, and (iii) no Default or Event of Default is continuing on the date of such disposition or would result therefrom;

                (d) the disposition of (i) any one Station through a simultaneous exchange of Stations, provided that if the EBITDA of any such disposed of Station exceeds 15% of the Borrower's Consolidated EBITDA as of the date of determination for such disposition set forth below in the last sentence hereof, then no further dispositions of Stations shall be permitted pursuant to this paragraph (d) or (ii) subject to the provisions of clause (i) above, one or more Stations through a simultaneous exchange, or a series of exchanges, provided that the aggregate EBITDA of all such disposed of Stations shall at no time exceed 15% of the Borrower's Consolidated EBITDA as of the date of determination for each such disposition set forth below in the last sentence hereof; provided, further, that (1) no such disposition permitted pursuant to this paragraph (d) shall involve WJLA-TV, (2) the Net Disposition Proceeds from any such disposition shall be applied to prepay the Loans to the extent required in Section 2.7.3, (3) such disposition shall be made pursuant to an arm's-length transaction with a person who is not an Affiliate of the Borrower and (4) such disposition must meet the requirements for a Permitted Acquisition. For purposes of this Section 7.5(d), EBITDA and Consolidated EBITDA shall be measured for the preceding twelve month period as of the end of the most recently completed month prior to such exchange;

                (e) Permitted Acquisitions; and

                (f) Permitted Dispositions.

        Section 7.6 Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

        Section 7.7 Federal Regulations. The Borrower will not, and will not permit any of its Subsidiaries to, engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System. The Borrower will not, directly or indirectly, use any part of the proceeds of any Loans for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System or for any purpose that violates, or that would be inconsistent with, the provisions of the Regulations of such Board of Governors.

        Section 7.8 Restrictions on Ability to Repay Loans. The Borrower will not, and will not permit any of its Subsidiaries to, become or remain subject to any restriction which could reasonably be expected to impair the Borrower's ability to repay in full its Obligations hereunder, including, without limitation, any restriction which would prohibit the distribution by any Subsidiary to the Borrower of proceeds from asset sales.

        Section 7.9 Employee Benefit Plans. Neither the Borrowers nor any ERISA Affiliate will:

                (a) engage in any "prohibited transaction" within the meaning of
        Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

                (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, in excess of $500,000, whether or not such deficiency is or may be waived; or

                (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

                (d) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans by more than $500,000, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

        Section 7.10 Compliance with Environmental Laws. Except as permitted by any applicable Environmental Laws, the Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, treatment, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner which is likely to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that might reasonably be expected to violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, if any of the foregoing would be reasonably likely to have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole.

        Section 7.11 No Amendments, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or permit any amendment, supplement or other modification of any charter document or by-laws of the Borrower or any of its Subsidiaries or any Subordinated Debt Document that, in any such case, would adversely affect the Banks.

        Section 7.12 Capital Stock. The Borrower will not and will not permit any of its Subsidiaries to, sell or transfer any treasury stock, or issue any additional capital stock, options or warrants or any other instruments in the nature thereof or convertible thereto; provided, however, that (a) the Borrower may issue additional common stock, options, warrants and other instruments in the nature thereof or convertible thereto to any Person, so long as Allbritton Group, Inc. ("AGI") shall at all times own no less than 80% of total issued and outstanding capital stock of the Borrower, (b) the Subsidiaries may issue additional (i) capital stock, options, warrants and other instruments in the nature thereof or convertible thereto to the Borrower or any Subsidiary of the Borrower, as applicable, and (ii) common stock, options, warrants and other instruments in the nature thereof or convertible thereto to any Person, provided that the Borrower shall at all times own, directly or indirectly through one or more Subsidiaries, no less than 80% of the total issued and outstanding capital stock of any such issuer Subsidiary; provided, further, that, all such capital stock, options, warrants or other instruments issued to the Borrower, any Subsidiary or AGI pursuant to clauses (a) and (b)(i) of this Section 7.12 shall be pledged to the Agent pursuant to the Pledge Agreement and AGI, the Borrower and its Subsidiaries shall take all other actions from time to time as requested by the Agent to assure that the Agent at all times has a perfected pledge of and security interest in all of the issued and outstanding capital stock of the Borrower owned by AGI and all of the issued and outstanding capital stock of the Subsidiaries directly or indirectly owned by the Borrower, subject, in each case, to no other lien or encumbrance.

Section 8.     FINANCIAL COVENANTS OF THE BORROWER.

        Section 8.1 Consolidated EBITDA to Consolidated Total Interest Expense. The Borrower will not permit, as at the end of any fiscal quarter, the ratio of
(a) Consolidated EBITDA for the period of four consecutive fiscal quarters ending at such date, to (b) Consolidated Total Interest Expense for such period of four fiscal quarters, to be less than 1.75:1.0 from the period ending March 31, 2001 to December 31, 2003 and 1.9:1.0 thereafter.

        Section 8.2 Total Leverage Ratio. The Borrower will not permit as of any date of determination, the ratio of (a) Total Debt as at such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters most recently ended for which Borrower has supplied or is required to supply financial statements pursuant to Section 6.4(a), and following the

Closing, a Compliance Certificate, to exceed the ratio set forth opposite such period in the table below:


            Period                        Ratio
            ------                        -----

   Closing Date to 12/31/01                6.25

      1/1/02 to 9/30/02                    6.00

      10/1/02 to 9/30/03                   5.75

      10/1/03 to 9/30/04                   5.50

      10/1/04 to 9/30/05                   5.25

    10/1/05 and thereafter                 5.0


        Section 8.3 Senior Leverage Ratio. The Borrower will not permit the ratio of (a) Senior Debt as of any date to (b) Consolidated EBITDA for the four
(4) consecutive fiscal quarters most recently ended for which the Borrower has supplied or is required to supply financial statements pursuant to Section 6.4(a) and following the Closing, a Compliance Certificate to exceed 1.0:1.0.

        Section 8.4 Fixed Charge Coverage. The Borrower will not permit, as at the end of any fiscal quarter, beginning the quarter ending March 31, 2001, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters then ended, to (b) Fixed Charges for the period of four (4) consecutive fiscal quarters after such date, to be less than 1.15:1.0.

Section 9. CLOSING CONDITIONS. The effectiveness of this Credit Agreement and the obligation of any Bank to make Loans on the Closing Date shall be subject to the satisfaction of the following conditions precedent. Notwithstanding the Closing Date of March 27, 2001, this Credit Agreement shall be deemed effective as of March 28, 2001.

        Section 9.1 Corporate Action. All corporate action necessary for the valid execution, delivery and performance by the Borrower of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

        Section 9.2 Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

        Section 9.3 Opinion of Borrower's Legal Counsel. Each of the Banks and the Agent shall have received (a) from Fulbright & Jaworski, L.L.P., legal counsel to the Borrower, a favorable opinion addressed to the Banks and the Agent dated the Closing Date, in substantially the form of Exhibit E hereto, and (b) from Jerald Fritz, FCC counsel to the Borrower, a favorable opinion addressed to the Banks and the Agent, dated the Closing Date, in substantially the form of Exhibit F hereto.

        Section 9.4 Certified Copies of Charter Documents. Each of the Banks shall have received from the Borrower a copy of the Borrower's and each of its Subsidiaries' charter or other incorporation documents and by-laws certified by the Secretaries of the Borrower and each of its Subsidiaries to be true and complete as of the Closing Date.

        Section 9.5 Incumbency Certificate. Each of the Banks shall have received from the Borrower an incumbency certificate, dated the Closing Date, signed by a duly authorized officer of the Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, each of the Loan Documents to which it is or is to become a party; (b) to make application for the Loans; and
(c) to give notices and to take other action on its behalf under the Loan Documents.

        Section 9.6 Good Standing Certificates. The Agent shall have received, with a copy for each Bank, a certificate from the Secretary of State, or other appropriate authority of such jurisdiction, evidencing the good standing of the Borrower and its Subsidiaries in the jurisdiction of its incorporation and each jurisdiction in which a failure to so qualify could have a materially adverse effect on the business, operations, property or financial or other condition of the Borrower.

        Section 9.7 UCC Search Results. The Agent shall have received from the Borrower the results of UCC searches authorized by the Borrower, indicating no outstanding liens, other than Permitted Liens, against the Borrower, any of its Subsidiaries, or Allbritton Group, Inc., and otherwise in form and substance satisfactory to the Agent.

        Section 9.8 Pledge Stock or Membership Interests. The Agent shall have received in pledge original certificates evidencing all the outstanding capital stock or partnership or membership interests, as applicable, of the Borrower and each of its Subsidiaries (or, in the case of the Majority-Owned Subsidiaries, 80% of the outstanding capital stock thereof), together with appropriate instruments of assignment for each such certificate duly endorsed in blank.

        Section 9.9 Closing Fee. The Borrower shall pay to the Agent, for the accounts of the Banks, in accordance with their respective Commitment Percentages, a one-time closing fee in the amount of $625,000.

        Section 9.10 Consents. The Agent shall have received from the Borrower copies of all Approvals necessary as a result of the transactions contemplated hereby.

Section 10. CONDITIONS TO ALL BORROWINGS. The obligation of any Bank to make any Loan, including the initial Loan to be made on the Closing Date shall be subject to the satisfaction of the following conditions precedent:

        Section 10.1 Representations True; No Event of Default. Each of the representations and warranties of the Borrower contained in this Credit Agreement or in any document or instrument delivered pursuant to or in connection with this Credit Agreement or the other Loan Documents shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of the Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Agent shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

        Section 10.2 No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make the Loans.

        Section 10.3 Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

        Section 10.4 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement and all documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent's Special Counsel, and the Banks and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Banks may reasonably request.

Section 11. EVENTS OF DEFAULT; ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

        Section 11.1 Events of Default.

                (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                (b) the Borrower shall fail to pay any interest, fees, or other sums due hereunder or under any of the other Loan Documents, on or prior to the fifth day immediately succeeding the day on which the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                (c) the Borrower or any Subsidiary of the Borrower shall fail to
        (i) comply with any covenants contained in this Credit Agreement or any of the other Loan Documents other than payment covenants described in paragraphs (a) and (b) above for twenty (20) days after written notice of such failure has been given to the Borrower by the Agent or any Bank or (ii) comply with any covenant or agreement set forth in any Subordinated Debt Document after the period of grace applicable thereto;

                (d) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made;

                (e) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation in respect of borrowed money outstanding in an amount equal to $5,000,000;

                (f) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein;

                (g) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                (h) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged and not covered by insurance, against such Person(s) exceeds $5,000,000;

                (i) any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or the Borrower or any of its Subsidiaries party to any Loan Document should disaffirm or deny any of its obligations thereunder, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the

        Borrower or any of its Subsidiaries party thereto or any of their respective stockholders or holders of partnership or membership interests, as applicable, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                (j) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $5,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                (k) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

                (l) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit (including any FCC License) now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrower or such Subsidiary;

                (m) the Borrower or any of its Subsidiaries shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower or such Subsidiary having a fair market value in excess of $9,000,000;

                (n) a Change of Control shall have occurred;

                (o) [Intentionally Omitted];

                (p) the Borrower shall, at any time, legally or beneficially own, directly or indirectly through one or more other Subsidiaries, less than eighty percent (80%) of the outstanding shares of capital stock or units of partnership or membership interests, as applicable, of each of its Subsidiaries;

                (q) the on-the-air broadcasting operations of any Station or Stations owned by the Borrower or any of its Subsidiaries accounting for, in the aggregate, ten percent (10%) or more of the consolidated net operating revenues of the Borrower and its Subsidiaries are interrupted at any time for more than one hundred and twenty (120) hours during any period of twenty (20) consecutive days;

                (r) the commencement of proceedings to suspend, revoke, terminate or substantially and adversely modify any material FCC License if such proceeding shall continue uncontested for forty-five (45) days, or the designation of an application for renewal of any such material FCC License for an evidentiary hearing if it is reasonably likely that the result thereof shall be the termination, revocation or suspension of such FCC License;

        then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement and the Notes to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Section 11(g) or Section 11(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

                If any one or more of the Events of Default specified in Section 11(g) or Section 11(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all obligations to make Loans hereunder. If any other Event of Default shall have occurred and be continuing, the Agent, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans. If any such notice is given to the Borrower the Agent will forthwith furnish a copy thereof to each of the Banks. No termination of the credit hereunder shall relieve the Borrower of any of the Obligations or any of its existing obligations to the Banks arising under other agreements or instruments.

        Section 11.2 Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 11.1, each Bank, if owed any amount with respect to the Loans, may, with the consent of the Majority Banks, the Documentation Agent or the Agent, but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or any Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

        Section 11.3 Distribution of Collateral Proceeds. In the event that following the occurrence or during the continuance of any Default or Event of Default, any Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any of the

Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                (a) First, to the payment of, or (as the case may be) the reimbursement of the Agents for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agents in connection with the collection of such monies by the Agents, for the exercise, protection or enforcement by the Agents of all or any of the rights, remedies, powers and privileges of the Agents under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral and to support the provision of adequate indemnity to the Agents against all taxes or liens which by law shall have, or may have, priority over the rights of the Agents to such monies;

                (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that distributions in respect of such Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, and Obligations under any interest rate protection agreement, shall be made among the Banks pro rata in relation to their share of such type of Obligation; and provided, further, that the Agents may in their discretion make proper allowance to take into account any Obligations not then due and payable (for purposes of this Section 11.2(b), Obligations arising under any interest rate protection agreement and principal with respect to the Loans shall be treated as the same type of Obligation);

                (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agents of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

                (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

Section 12.    SETOFF

Borrower and any Guarantor hereby grant to the Agent, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Agent and the Banks, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Agent or any Bank or any entity under the control of the Agent and its successors and assigns or in transit to any of them. At any time after an Event of Default has occurred and is continuing, without demand or notice (any such notice being expressly waived by Borrower and each Guarantor), the Agent or any Bank may setoff the same or any part thereof and apply the same to any liability or obligation of Borrower and any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE THE AGENT OR ANY BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

Section 13.    THE AGENT.

        Section 13.1 Authorization. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and in related documents delegated to the Agent, together with such powers as are reasonably incident thereto.

        Section 13.2 Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and upon the occurrence and during the continuation of a Default or an Event of Default, all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

        Section 13.3 No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

        Section 13.4 No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement or the Notes or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or the other Banks, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

        Section 13.5 Payments. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder or under the Notes might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court. With respect to Obligations, a payment to the Agent shall be deemed to be a payment to each Bank of its pro rata share of such payment.

        Section 13.6 Holders of Notes. The Agent may deem and treat the payee of any Note as the absolute owner thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder.

        Section 13.7 Indemnity. The Banks jointly and severally agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 14 or Section 15), and liabilities of every nature and character arising out of or related to this Credit Agreement or the Notes or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

        Section 13.8 Agent as Bank. In its individual capacity, Fleet shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes, as it would have were it not also the Agent.

        Section 13.9 Resignation. The Agent may resign at any time by giving ninety (90) days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint another Bank or any other financial institution as the successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor, if other than a Bank, shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

Section 14. EXPENSES. Borrower shall pay on demand all expenses of Agent or any Bank in connection with the preparation, administration, default, collection, waiver or amendment of Loan terms, or in connection with Agent or any Bank's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the loan or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) commencing thirty (30) days from the date of receipt by the Borrower of an invoice from the Agent or any Bank detailing such expenses, and be an obligation secured by any collateral. The covenants of this
Section 14 shall survive payment or satisfaction of payment of amounts owing under or with respect to the Loan Documents.

Section 15. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Agent and each Bank, its directors, officers, employees and agents (the "Indemnified Parties") from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions evidenced hereby unless in the case of any Indemnified Party, any such claims, actions or suits arise out such Indemnified Party's intentional misconduct or gross negligence. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 13 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

Section 16. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of the Loans, as herein contemplated, and shall continue in full force and effect so long as any Obligation remains outstanding or any Bank has any obligation to make any Loans. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

Section 17. ASSIGNMENT AND PARTICIPATION.


        Section 17.1 Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it) and the Notes held by it; provided that (a) the Agent and the Borrower (unless such assignment is (i) to any Federal Reserve Bank or (ii) from the Agent to an affiliate of an Agent) shall have given their prior written consent to such assignment, which consent will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (c) each assignment shall be in an amount that is not less than $5,000,000, (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit G hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment and (e) no Default or Event of Default shall have occurred or be continuing. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date

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

shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder,
(ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 17.3, be released from its obligations under this Credit Agreement and (iii) Schedule
1.1 shall be deemed to be automatically amended to reflect the change in the Banks and each Bank's Commitment and Commitment Percentage resulting from such Assignment and Acceptance.

        Section 17.2 Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage; (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 5.4 and Section 6.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank; and (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

        Section 17.3 Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such

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

recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.

        Section 17.4 New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Upon the request of any Bank, the Borrower shall within five (5) days of the issuance of any new Notes pursuant to this Section 16.4, at the requesting Bank's expense, deliver an opinion of counsel, addressed to the Banks and the Agents, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance reasonably satisfactory to the Majority Banks. The surrendered Notes shall be canceled and returned to the Borrower.

        Section 17.5 Participations. The Banks shall have the right at any time and from time to time to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder, provided, that, the Agent and the Borrower (unless such participation is granted to an affiliate of Agent) shall have given their prior written consent to such participation, which consent will not be unreasonably withheld. In the event of any such grant by Bank of a participating interest to a Participant, whether or not upon notice to Borrower, Bank shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Bank in connection with Bank's rights and obligations hereunder. Bank may furnish any information concerning Borrower in its possession from time to time to prospective Participants, provided that Bank shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information in accordance with
Section 27 hereof. Each such participation shall be in an amount of not less than $5,000,000, and the only rights granted to the Participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

        Section 17.6 Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices, any Bank may in accordance with the terms of Section 27 hereof disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder;

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

provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

        Section 17.7 Assignee or Participant Affiliated with the Borrower. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 11, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 11 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

        Section 17.8 Miscellaneous Assignment Provisions. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 14 and Section 15 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 17 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve (12) Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

        Section 17.9 Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of the Agent and each of the Banks.

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

Section 18. NOTICES, ETC. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

                (a) if to the Borrower, at 808 17th Street, N.W., Suite 300, Washington, D.C. 20006, Attention: Stephen P. Gibson (with a copy to Fulbright & Jaworski, 801 Pennsylvania Avenue, N.W., Washington, D.C. 20004-2604, Attention: Marilyn Mooney, Esq. ) or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

                (b) if to the Agent or Fleet National Bank, at the address set forth for Fleet on Schedule 1.1(a) hereto or such other address for notice as Fleet shall last have furnished in writing to the Person giving the notice;

                (c) if to any other Bank, at the address set forth for such Bank in Schedule 1.1(a) hereto or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

                Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if telecopied, or delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer and (ii) if sent by registered or certified first-class mail, postage prepaid, three days after the date mailed.

Section 19. GOVERNING LAW. THIS CREDIT AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF
LAW). THE BORROWER, THE AGENT AND THE BANKS CONSENT TO THE JURISDICTION IN ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY MATTER RELATING TO THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

Section 20. HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

Section 21. COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

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

Section 22. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 24.

Section 23. WAIVER OF JURY TRIAL. BORROWER, AGENT AND THE BANKS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF AGENT OR ANY BANK, RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF AGENT OR ANY BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR ANY BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANKS TO ACCEPT THIS AGREEMENT AND MAKE THE LOANS.

Section 24. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Credit Agreement, any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Credit Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, (i) the Maturity Date and the amount of the Commitments of the Banks and any postponement or reduction in scheduled commitment reductions may not be changed, (ii) the rate of interest on the Loans and the amount of the Commitment Fee hereunder may not be decreased,
(iii) all or substantially all of the collateral security for the loans may not be released, and (iv) the terms of this Section 24 may not be changed without the written consent of the Borrower and the written consent of each of the Banks; the definition of Majority Banks may not be amended without the written consent of each of the Banks; and Section 13 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Bank or the Agent in exercising any right shall operate as a waiver

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

thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

Section 25. FCC APPROVAL. Notwithstanding anything to the contrary contained in this Credit Agreement or in the other Loan Documents, neither the Agent nor any Bank will take any action pursuant to this Agreement or any of the other Loan Documents, which would constitute or result in a change in control of the Borrower or any of its Subsidiaries requiring the prior approval of the FCC without first obtaining such prior approval of the FCC. After the occurrence of an Event of Default, the Borrower shall take or cause to be taken any action which the Agents may reasonably request in order to obtain from the FCC such approval as may be necessary to enable the Agents to exercise and enjoy the full rights and benefits granted to the Agent, for the benefit of the Banks by this Credit Agreement or any of the other Loan Documents, including, at the Borrower's cost and expense, the use of the Borrower's best efforts to assist in obtaining such approval for any action or transaction contemplated by this Credit Agreement or any of the other Loan Documents for which such approval is required by law.

Section 26. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

Section 27. CONFIDENTIALITY. Each of the Banks and the Agent agrees to keep any non-public information delivered or made available to it pursuant to this Credit Agreement or any other Loan Document confidential from any Person other than officers, employees, agents, designees or representatives of such Bank or the Agent who are or are expected to become engaged in evaluating, approving, structuring or administering this Credit Agreement or any of the other Loan Documents; provided, that, nothing herein shall prevent the Agent or any Bank from disclosing such information (i) to any assignee or participant that has agreed in writing to comply with the confidentiality provision of this Section 27 in connection with the contemplated assignment or participation, (ii) to any of its Affiliates to the extent any such Affiliates require such information in the ordinary course of the Agent's or such Bank's credit committee or asset management procedures, (iii) as required or requested by any governmental authority or representative thereof, (iv) pursuant to legal process, or (v) as required in connection with the exercise of any remedy under this Credit Agreement or any of the other Loan Documents; provided further that in the event of any such required or requested disclosure by the Agent or any Bank pursuant to clause (iii) or (iv) hereof, Agent or such Bank will notify the Borrower of such request or requirement so that the Borrower may seek an appropriate protective order or waive compliance with the provisions of this Agreement.

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


        IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement under seal as of the date first set forth above.

                                               ALLBRITTON COMMUNICATIONS COMPANY

                                               By: /s/ Stephen P. Gibson
                                                  ------------------------------
                                               Name:  Stephen P. Gibson
                                               Title:  Senior Vice President



                                               FLEET NATIONAL BANK,
                                               individually and as Agent

                                               By:  /s/ Manuel Burgueno
                                                  ------------------------------
                                               Name:
                                               Title:



                                               BANKERS TRUST COMPANY

                                               By:  /s/ Gregory P. Shefrin
                                                  ------------------------------
                                               Name:  Gregory P. Shefrin
                                               Title:  Director

                                               DEUTSCHE BANC ALEX.
                                               BROWN INC.
                                               as Documentation Agent

                                               By:  /s/ Daniel B. Graves
                                                  ------------------------------
                                               Name:  Daniel B. Graves
                                               Title:  Managing Director





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